EXECUTION VERSION
INVESTMENT AGREEMENT
dated as of February 22, 2024

by and between
ALTI GLOBAL, INC.
and
ALLIANZ STRATEGIC INVESTMENTS S.À.R.L.

TABLE OF CONTENTS
Page

LIST OF SCHEDULES AND EXHIBITS
Schedule B:    Company Disclosure Schedules
Exhibit A:    Form of Investor Rights Agreement
Exhibit B:    Form of Amended and Restated Certificate of Incorporation
Exhibit C:    Form of Transaction Committee Charter
Exhibit D:    Series A Preferred Certificate of Designations
Exhibit E:    Series B Preferred Certificate of Designations
Exhibit F:    Form of Warrant
Exhibit G:    Form of Voting Agreement
Exhibit H:    Form of Third Amendment to Credit Agreement
-i-

INVESTMENT AGREEMENT, dated as of February 22, 2024 (this “Agreement”), by and between AlTi Global, Inc., a Delaware corporation (the “Company”), and Allianz Strategic Investments S.à.r.l., a Luxembourg private limited liability company (“Purchaser”).
RECITALS:
A.    Investment. The Company intends to sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) shares of newly issued Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and (ii) shares of newly issued Series A convertible preferred stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock” and, together with the Class A Common Stock, the “Purchased Stock”). In connection with the transactions hereunder, the Company intends to issue to Purchaser a warrant to purchase 5,000,000 shares of Class A Common Stock or shares of Non-Voting Class C Common Stock (as such term is defined in Exhibit F), in the form set forth on Exhibit F (the “Warrant”), all as described herein (collectively, the “Investment”).
B.     Other Investor. On the date of this Agreement, the Company and another investor (the “Other Investor”) are entering into an agreement pursuant to which the Company intends to sell to the Other Investor, and the Other Investor intends to purchase from the Company, up to 150,000 shares of preferred stock created and designated as the Company’s Series C Cumulative Convertible Preferred Stock (the “Other Investment Agreement”). In connection with the transaction under the Other Investment Agreement, the Company intends to issue to the Other Investor Warrants exercisable for up to 2,000,000 shares of Class A Common Stock in the aggregate.
C.    Investor Rights Agreement. At the Closing (as defined herein), the Company and Purchaser shall each enter into the Investor Rights Agreement in the form attached hereto as Exhibit A (the “Investor Rights Agreement”).
D.    Securities. The term “Securities” refers to (1) the shares of Purchased Stock purchased under this Agreement and (2) the shares of Class A Common Stock and Non-Voting Class C Common Stock for which the Warrant may be exercised in accordance with the terms thereof and of this Agreement.
E.    Voting Agreements. Prior to or at the Closing, the holders of 35.0% of the then-outstanding Class A Common Stock and Class B Common Stock (as defined herein) of the Company shall enter into Voting Agreements in substantially the form attached hereto as Exhibit G (the “Voting Agreements”).
F.    Supplemental Investment Agreement. Simultaneously with the execution of this Agreement, the Company and Purchaser are entering into a supplemental investment agreement, whereby Purchaser may, at its option, purchase in one or more transactions from the Company certain additional shares of Series A Preferred Stock in order fund certain strategic acquisitions of the Company or its Subsidiaries, pursuant to the terms specified therein (the “Supplemental Investment Agreement”).
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING
1.1Purchase. On the terms and subject to the conditions set forth herein, (i) Purchaser will purchase from the Company, and the Company will sell to Purchaser, free and clear of any Liens (other than restrictions on transfer under (x) federal and state securities Laws, or (y) the Investor Rights Agreement), 19,318,580.96 shares of newly issued Class A Common Stock at a purchase price of $5.69 per share (the “Class A Common Stock Price Per Share”) and 140,000 shares of Series A Preferred Stock at a purchase price of $1,000.00 per share (the “Preferred Stock Price Per Share”) and (ii) Purchaser will receive from the Company, and the Company shall issue to Purchaser, free and clear of any Liens (other than restrictions on transfer under (x) federal and state securities Laws or (y) the Investor Rights Agreement), the Warrant. The aggregate cash amount equal to the sum of (a) the product of the Class A Common Stock Price Per Share multiplied by the number of shares of Class A Common Stock purchased hereunder and (b) the Preferred Stock Price Per Share multiplied by the number of shares of Series A Preferred Stock purchased hereunder shall be referred to in this Agreement as the “Purchase Price”, which such Purchase Price shall be equal to $250,000,000.
1.2Closing.
(a)Subject to the terms and conditions of this Agreement, the closing of the Investment (the “Closing”) will occur (i) by electronic exchange of documents at 10:00 a.m., New York City time, on a date which shall be no later than three (3) business days after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Section 1.2(d) hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof); or (ii) at such other date, time or place as Purchaser and the Company may mutually agree in writing after all of such conditions have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
(b)Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 1.2(d), at the Closing, the Company will deliver to Purchaser:
(1)book-entry evidence in a form reasonably acceptable to Purchaser representing 19,318,580.96 shares of Class A Common Stock and 140,000 shares of Series A Preferred Stock and the registration of such shares of Class A Common Stock and Series A Preferred Stock in the name of Purchaser or Purchaser’s nominee, to the extent reasonably acceptable to the Company;
(2)the Warrant;
(3)a duly executed counterpart of the Investor Rights Agreement; and
(4)a duly executed counterpart of a director indemnification agreement for each of the Purchaser Nominees (as defined in the Investor Rights Agreement) on the same terms as the form of indemnification agreement filed with the SEC as Exhibit 10.2 to the Company’s annual report on Form 10-K for the year ended December 31, 2024.
(c)Purchaser will deliver to the Company:

(1)the Purchase Price, by wire transfer of immediately available funds to the account or accounts previously designated by the Company to Purchaser in writing no later than five (5) business days prior to the Closing; and
(2)a duly executed counterpart of the Investor Rights Agreement.
(d)Closing Conditions.
(1)The obligation of Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by Purchaser and the Company prior to the Closing of the following conditions:
(A)no provision of any United States or non-United States law, statute, code, ordinance, rule, regulation, requirement, executive order, policy or guideline of any court, administrative agency, regulatory agency or commission or other federal, state, local or foreign governmental or regulatory authority or instrumentality, government-sponsored entity or self-regulatory organization (SRO) (each, a “Governmental Entity”) or stock exchange or regulation (a “Law”) and no judgment, injunction, order, writ, directive, enforcement action, regulatory restriction or decree of any Governmental Entity (each, an “Order”) shall prohibit the Closing or shall prohibit, restrain or enjoin Purchaser or its Affiliates (as defined herein) from owning or voting any Securities in accordance with the terms thereof (and neither Purchaser or the Company shall have received any communication or other guidance from any Governmental Entity asserting any of the foregoing, which such communication or guidance has, to the extent permissible under applicable Law, been reasonably demonstrated to the other party), and no lawsuit commenced by a Governmental Entity seeking to effect any of the foregoing shall be pending;
(B)all consents, registrations, approvals, authorizations or permits of, or filing with or notification to, any Governmental Entity set forth on Section 1.2(d)(1)(B) of the Company Disclosure Schedules shall have been obtained or made (as applicable) and shall be in full force and effect; and
(C)the Investor Rights Agreement and the Supplemental Investment Agreement shall be executed and delivered by the applicable parties thereto.
(2)The obligation of Purchaser to consummate the purchase of Securities to be purchased by it at the Closing is also subject to the fulfillment or written waiver by Purchaser prior to the Closing of each of the following conditions:
(A)the Company shall have performed and complied with in all material respects all obligations under this Agreement required to be performed by it at or prior to the Closing;
(B)the representations and warranties of the Company set forth in the first sentence of Section 2.2(a) (Organization and Qualification; Subsidiaries), Section 2.2(c) (Capitalization), Section 2.2(d) (Authority Relative to this Agreement), Section 2.2(s) (Taxes) and Section 2.2(hh)

(Brokers) (the “Company Fundamental Representations”) shall be true and correct in all respects (other than Section 2.2(c), which shall be true and correct other than de minimis inaccuracies) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect (as defined herein) set forth in such representations or warranties) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on the Company;
(C)Purchaser shall have received a certificate, dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company certifying to the effect that the conditions set forth in Section 1.2(d)(2)(A) and Section 1.2(d)(2)(B) have been satisfied;
(D)Purchaser shall have received a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the Investor Rights Agreement and the issuance of the Securities under this Agreement, subject in the case of the Non-Voting Class C Common Stock, to approval of the Stockholder Proposals, together with the Certificate of Designations for the Series A Preferred Stock, in substantially the form attached hereto as Exhibit D and the Certificate of Designations for the Series B Preferred Stock, in substantially the form attached hereto as Exhibit E, and (b) certifying as to the signatures and authority of persons signing this Agreement, the Investor Rights Agreement and any other documents or instruments to be delivered pursuant hereto;
(E)Purchaser shall have received executed copies of the Voting Agreements from the holders of 35.0% of the shares of Class A Common Stock and Class B Common Stock that is outstanding immediately prior to the Closing Date, calculated as a single class;
(F)Purchaser shall have received an executed copy of the Third Amendment to the Credit Agreement in substantially the form attached hereto as Exhibit H;
(G)the Company shall have taken all actions necessary to ensure that each of the Purchaser Nominees (as defined in the Investor Rights Agreement) will be appointed to newly created directorships pursuant to the terms of the Company’s certificate of incorporation;

(H)the Board of Directors shall have adopted a resolution declaring the advisability of adoption of the amended and restated certificate of incorporation of the Company in the form attached hereto as Exhibit B (the “Amended and Restated Certificate of Incorporation”) and recommending the approval thereof to the stockholders of the Company;
(I)the Company shall have taken all actions necessary to establish the Transaction Committee of the Board of Directors (the “Transaction Committee”) and shall have adopted the committee charter in substantially the form attached hereto as Exhibit C (the “Transaction Committee Charter”) (together with Sections 1.2(d)(2)(H) and (I), the “Board Actions”);
(J)the stockholders of the Company shall have voted either at the Company’s annual meeting or at a special meeting of the stockholders of the Company to approve the 20% Approval (as defined herein);
(K)the sale of the Company’s Isle of Man operations pursuant to the Share Purchase Agreement, dated as of November 6, 2023, by and among AlTi Trust & Fiduciary Holdings, LLC, AlTi Wealth Management Holdings, LLC and Zedra Malta Limited shall have been consummated; and
(L)since the date hereof, there shall not have occurred any change, effect, event, occurrence, circumstances or development that has had, or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect on the Company.
(3)The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company prior to the Closing of the following additional conditions:
(A)Purchaser shall have performed and complied with in all material respects all obligations required to be performed by it at or prior to the Closing;
(B)the representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing without giving effect to any materiality or similar qualifications set forth in such representations and warranties; provided, however, that representations and warranties that by their terms speak as of the date of this Agreement or some other date will be true and correct as of such other date;
(C)the Company shall have received a certificate signed on behalf of Purchaser by an authorized officer certifying to the effect that the conditions set forth in Section 1.2(d)(3)(A) and Section 1.2(d)(3)(B) have been satisfied; and
(D)the Company shall have received a certificate of an authorized signatory of Purchaser, dated as of the Closing Date, certifying as to the signatures and authority of persons signing this Agreement, the Investor Rights Agreement and any other documents or instruments to be delivered pursuant hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
1.1Disclosure.
(a)Except (i) as disclosed in the disclosure schedule delivered by the Company to Purchaser concurrently herewith (the “Company Disclosure Schedule”); provided that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the applicable section of the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to have a Material Adverse Effect (as defined below) on the Company, and (c) any disclosures made with respect to a section of Section 2.2 shall be deemed to qualify other sections of Section 2.2 when (1) such other section of Section 2.2 is specifically referenced or cross-referenced and (2) it is apparent on its face (notwithstanding the absence of a specific reference or cross-reference) that such disclosure applies to such other sections of Section 2.2 or (ii) as expressly disclosed in any Company Report filed by the Company since January 3, 2023 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature), the Company hereby makes the representations and warranties set forth in Section 2.2 to Purchaser. For purposes of this Agreement, “Previously Disclosed” shall refer to information disclosed by the Company pursuant to clauses (i) and (ii) of the preceding sentence. For purposes of Section 2.2, the term “Company” shall mean, collectively, the Company, Alvarium Investments Limited, Tiedemann Wealth Management Holdings, LLC, TIG Trinity GP, LLC and TIG Trinity Management, LLC.
(b)As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole. “Material Adverse Effect” means, with respect to the Company, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities (contingent or otherwise), results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (provided, however, that with respect to this clause (i), Material Adverse Effect shall not be deemed to include the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements applicable to the industries in which the Company or its Subsidiaries operate or publicly available interpretations thereof; (B) changes, after the date hereof, in Laws generally applicable to companies in the industries in which the Company or its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities; (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism and the escalation thereof) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions generally affecting the industries in which the Company or its Subsidiaries operate and not specifically relating to the Company or its Subsidiaries; (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event; (E) public disclosure of the execution of this Agreement or consummation of the transactions contemplated hereby; (F) actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of, or at the written request of, Purchaser; or (G) the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect on the Company has occurred to the extent not otherwise excluded by this proviso); except, with respect to the foregoing subclauses (A), (B), (C) or (D), to the extent that the effects of such change are disproportionately adverse to the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to similar companies in the industries in which the Company and its Subsidiaries operate); or (ii) the ability of the Company to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary” when used with respect to any person, means any other person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such person and/or by one or more of its Subsidiaries, but does not include a Fund (as defined herein).
1.2Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that:
(a)Organization and Qualification; Subsidiaries.
(1)The Company and each of its Subsidiaries is duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization and has the requisite corporate or other organizational power and authority. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has all necessary governmental approvals, including any required registrations or licenses with any applicable Governmental Entity, to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character and location of the properties and assets owned, leased or operated by it or the nature of its business makes such qualification, licensing or standing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(2)A complete and correct list of all of the Company’s Subsidiaries, together with the jurisdiction of formation or other organization of each such Subsidiary and the percentage of the outstanding equity interest of each such Subsidiary owned by the Company and each other such Subsidiary, is set forth in Section 2.2(a)(2) of the Company Disclosure Schedule. Except for minority investments in private investment funds, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

(b)Corporate Documents. The Company has, prior to the date of this Agreement, made available complete and correct copies of the certificates of incorporation and by-laws or comparable governing documents (the “Organizational Documents”) for itself and each of its Subsidiaries. Such Organizational Documents are in full force and effect. The Company is not in violation of any of the provisions of its respective Organizational Documents. No Subsidiary of the Company is in violation of the provisions of its respective Organizational Documents, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c)Capitalization.
(1)As of the date hereof, the authorized capital stock of the Company consists of 875,000,000 shares of Class A Common Stock (including 11,788,132 shares of Class A Common Stock authorized to be granted in respect of equity awards, of which 4,690,654 shares are in respect of outstanding restricted stock units), 150,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Preferred Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Shares”), of which 65,210,719 shares of Class A Common Stock, 53,219,713 shares of Class B Common Stock and no shares of Authorized Preferred Stock are issued and outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(2)As of the date hereof, the authorized capital stock of AlTi Global Capital, LLC consists of an unlimited number of Class A Common Units and an unlimited number of Class B Common Units (each, as such term is defined in the AlTi Global Capital, LLC Organizational Documents), of which 65,210,719 Class A Common Units and 53,219,713 Class B Common Units are issued and outstanding. The Company has made available to Purchaser a complete and correct list of all holders of Class A Common Units and Class B Common Units, and the number of Common Units held by such holders, in each case, as of the date hereof.
(3)Except as set forth in the Company’s Organizational Documents, (i) there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued limited liability company interests, or other equity interests, in the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any limited liability company interests, or other equity interests, in the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, and neither the Company or any of its Subsidiaries has granted, any equity appreciation rights, participations, phantom equity or similar rights, and (iii) there are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements with respect to the voting or transfer of any of the equity interests or other securities of the Company or any of its Subsidiaries.
(4)There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests of the Company or any equity interests of any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Subsidiary.

(5)(i) There are no commitments or agreements of any character to which the Company or any of its Subsidiaries is bound obligating the Company or such Subsidiary to accelerate the vesting of any option as a result of the transactions contemplated herein, and (ii) all outstanding equity interests of the Company, and all outstanding equity interests of each Subsidiary, have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company or any of its Subsidiaries is a party.
(6)Each outstanding equity interest of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and owned by the Company or another of its wholly owned Subsidiaries free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”) on the Company’s or any of its Subsidiaries voting rights, other than transfer restrictions under applicable securities Laws and the relevant Organizational Documents of the Company or its Subsidiary.
(d)Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Closing. The execution and delivery by the Company of this Agreement, and the execution and delivery of the Investor Rights Agreement and the performance of the Company’s obligations thereunder, have been duly and validly approved by the board of directors of the Company (the “Board of Directors”). The Board of Directors (i) has determined that the Investment, on the terms and conditions set forth in this Agreement and the Investor Rights Agreement, is advisable and in the best interests of the Company and the Company’s stockholders, and (ii) has approved this Agreement, the Investor Rights Agreement and the transactions contemplated hereby and thereby (including the Investment). Except for the Board Actions and the Stockholder Proposals, no other corporate proceedings on the part of the Company are necessary to approve the transactions contemplated by this Agreement. This Agreement has been and, at the Closing, the Investor Rights Agreement will be, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, or will at the Closing constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, or by general equitable principles (the “Remedies Exceptions”).
(e)No Conflict; Required Filings and Consents.
(1)The execution and delivery of this Agreement and the Investor Rights Agreement by the Company does not and the performance of its obligations under this Agreement and the Investor Rights Agreement by the Company will not (i) conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents, (ii) conflict with or violate Laws or Orders applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of any indebtedness, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract, except, with respect to the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. “Permitted Liens” means the following Liens: (i) Liens for current Taxes, assessments or other governmental charges not yet due and payable, or which may be hereafter paid without penalty or that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in the accounting books and records prior to the date hereof; (ii) mechanics’, materialmens’, carriers’, workmen’s, repairmen’s or other like common law, statutory or consensual Liens arising or incurred in the ordinary course of business and which are not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole; (iii) with respect to leasehold interests, mortgages and other Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the Leased Real Property; (iv) zoning, building, subdivision or other similar requirements or restrictions, none of which interfere with the present use of the property; (v) licenses or other rights with respect to Intellectual Property (as defined herein); or (vi) restrictions on transfer under (x) federal and state securities Laws or (y) the Investor Rights Agreement.
(2)The execution and delivery by the Company of this Agreement and the Investor Rights Agreement does not and will not, and the performance by the Company of its obligations under this Agreement and the Investor Rights Agreement will not, require any consent, registration, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act of 1933 (the “Securities Act”), or the Securities Exchange Act of 1934, (the “Exchange Act”), state securities or “blue sky” laws (“Blue Sky Laws”), (ii) as set forth on Section 1.2(d)(1)(B) of the Company Disclosure Schedules, (iii) the filing of Notice of Exempt Offerings of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act or (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(3)The Class A Common Stock and the Series A Preferred Stock to be issued hereunder have been or, when issued, will be, in each case, duly authorized by all necessary corporate action, fully paid and non-assessable and free and clear of all Liens (other than restrictions on transfer under (x) federal and state securities Laws or (y) the Investor Rights Agreement), and no current or past stockholder of the Company will have any preemptive right or similar rights in respect thereof.
(4)The Warrant to be issued pursuant to this Agreement has been duly authorized by all necessary corporate action. The shares of Class A Common Stock or Non-Voting Class C Common Stock issuable upon exercise of the Warrant will, subject to the terms and conditions of the Warrant, have been duly authorized by all necessary corporate action and when so issued upon such exercise will be validly issued, fully paid and non-assessable and free and clear of all Liens (other than restrictions on transfer under (x) federal and state securities Laws or (y) the Investor Rights Agreement), and no current or past stockholder of the Company will have any preemptive right or similar rights in respect thereof.

The Warrant, when executed and delivered by the Company pursuant to this Agreement, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by the Remedies Exceptions).
(f)Permits; Compliance. Section 2.2(f) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the Company Permits. The Company or any of its Subsidiaries is in possession of all of the Company Permits, except where the failure to have such Company Permits would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (ii) any Company Material Contract or Company Permit, except, in each case, for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. “Company Permits” means any material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and Orders of any Governmental Entity held by the Company or any of its Subsidiaries or that are necessary for the Company or any applicable Subsidiary to own, lease and operate its or their properties or to carry on its or their business as it is currently being conducted.
(g)Reports.
(1)The Company and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2021 with any Governmental Entity, including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of any Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to timely file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as of their respective dates, such reports, forms, correspondence, registrations and statements, and other related filings, were complete and accurate and complied with all applicable laws, in each case in all material respects. Except for normal examinations conducted by a Governmental Entity in the ordinary course of business of the Company and its Subsidiaries, (x) since January 1, 2021 no Governmental Entity has initiated or has pending any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, bid protest, hearing, proceeding (including any civil, criminal, administrative, investigative or appellate or informal proceeding), litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity (collectively, “Proceedings”) or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries, (y) there is no unresolved violation identified by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries, and (z) since January 1, 2021, there have been no formal or informal inquiries by, or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries, except where such Proceedings or investigations would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(2)The Company has filed or furnished on a timely basis, taking into account any permitted extensions, an accurate and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, prospectus, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) required to be filed or furnished by the Company pursuant to the Securities Act or the Exchange Act with the SEC (as supplemented, modified or amended since the time of filing, collectively, the “Company Reports”) since February 23, 2021, and each such Company Report is publicly available except to the extent omitted pursuant to Item 601(b)(10)(iv) Regulation S-K. As of their respective dates, after giving effect to any amendments or supplements thereto prior to the date hereof, the Company Reports (A) complied with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, if applicable, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Company Reports.
(h)Financial Statements.
(1)Each of Alvarium Investments Limited, Tiedemann Wealth Management Holdings, LLC, TIG Trinity GP, LLC and TIG Trinity Management, LLC has made available to Purchaser true and complete copies of the audited consolidated balance sheet of such entity and each of its Subsidiaries as of December 31, 2020, December 31, 2021 and December 31, 2022 and the related audited consolidated statements of operations and cash flows of each of such entity and its Subsidiaries for each of the years then ended (the “Prior Audited Financial Statements”). Each of the Prior Audited Financial Statements and the financial statements of the Company and its Subsidiaries included in (or incorporated by reference into) the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) as applicable, complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have, since January 1, 2021, been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2021, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(2)Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of the Company, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2023, or in connection with this Agreement and the transactions contemplated hereby.
(3)The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company has (x) implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and (y) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors any (A) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(4)Since January 1, 2021, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its

Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or auditing practices, and (ii) no executive officer of, or attorney representing, the Company or any of its Subsidiaries (whether or not employed by the Company or any of its Subsidiaries) has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of its or their officers, directors, employees or agents to the Board of Directors or any committee thereof, or, to the knowledge of the Company, to any director or officer of the Company.
(i)Absence of Certain Changes or Events. Since January 1, 2023 through the date of this Agreement, except as otherwise reflected in the Company Reports, or as expressly contemplated by this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, (b) the Company and its Subsidiaries have not sold, assigned or otherwise transferred any right, title, or interest in or to any of their material assets other than non-exclusive licenses or assignments or transfers in the ordinary course of business, (c) there has not been any Company Material Adverse Effect, and (d) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would reasonably be expected to constitute a breach of any of the covenants set forth in Section 3.1(b).
(j)Absence of Litigation. There is no material Proceeding pending or threatened in writing or, to the knowledge of the Company, otherwise threatened against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, or to the knowledge of the Company any of its or their current or former directors or executive officers, before any Governmental Entity. None of the Company or any of its Subsidiaries, or to the knowledge of the Company, any of its or their current or former directors or executive officers, or any material property or asset of the Company or any of its Subsidiaries is subject to any continuing Order or other similar written agreement with or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any Order or award of any Governmental Entity.
(k)Offering of Securities. Neither the Company, nor any of its Subsidiaries, nor any person acting on its or their behalf has (i) directly or indirectly, taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant hereto under the Securities Act and the rules and regulations of the SEC promulgated thereunder) that might subject the Investment to the registration requirements of the Securities Act or (ii) offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person, other than Purchaser, the Other Investor, and other Institutional Accredited Investors, each of which has been offered the Securities at a private sale for investment. As used herein, “Institutional Accredited Investor” means an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
(l)Registration. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 2.3, registration under the Securities Act or the securities Laws of any state or other jurisdiction, including under any “blue sky” Laws, is not required for the offering and sale of the Securities pursuant to this Agreement.

(m)Employee Benefit Plans.
(1)Section 2.2(m) of the Company Disclosure Schedule sets forth an accurate and complete list of each material Company Plan. For purposes of this Agreement, “Company Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company or any of its ERISA Affiliates (as defined below), including, but not limited to, all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject thereto) and all bonus, equity or equity-based compensation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation and other material employee benefit plans, programs or arrangements, in each case, which are sponsored, maintained and/or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, member, director or consultant, or under which the Company or any of its ERISA Affiliates has or would reasonably be expected to incur any material liability (contingent or otherwise).
(2)With respect to each material Company Plan, the Company has made available to Purchaser, if applicable, accurate and complete copies of (i) the current Company Plan document and all material amendments thereto and each trust or other funding arrangement, the most recent summary plan description and any summaries of material modifications and/or a written description of such Company Plan if such plan is not set forth in a written document, (ii) the most recently received IRS determination, opinion or advisory letter for each such Company Plan and (iii) any non-routine correspondence from any Governmental Entity with respect to any Company Plan received in the last year.
(3)Neither the Company nor any of its ERISA Affiliates currently sponsors, maintains or contributes to, nor has, in the past six (6) years, sponsored, maintained or been required to contribute to, nor has any liability or obligation (contingent or otherwise) under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or Section 302 or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA as defined under Section 3(40) of ERISA. For purposes of this Agreement, “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company as a “single employer” within the meaning of Section 414 of the Code.
(4)Neither the execution and delivery of this Agreement, stockholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (1) obligate the Company or any of its Subsidiaries, whether under any Company Plan or otherwise, to pay or materially increase amounts due in respect of, separation, severance or termination pay to any current or former employee, director or natural-person independent contractor, (2) accelerate the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any individual, (3) directly or indirectly cause the

Company to transfer or set aside any assets to fund any material benefits under any Company Plan, (4) otherwise give rise to any material liability under any Company Plan, (5) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Closing or (6) result in the payment of any amount that could, individually or in combination with any other such payment, be classified as an “excess parachute payment” under Section 280G of the Code.
(5)None of the Company Plans provides, nor does the Company or any of its Subsidiaries have or reasonably expect to have any obligation to provide, retiree medical benefits to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder.
(6)Each Company Plan is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. No Proceeding that would reasonably be expected to give rise to material liability to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that would reasonably be expected to give rise to any material liability to the Company or any of its Subsidiaries in respect of any such Proceeding.
(7)Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the Internal Revenue Service (“IRS”) covering all of the provisions applicable to the Company Plan for which determination letters are currently available that the Company Plan is so qualified and each trust established in connection with such Company Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS and, in either case, to the knowledge of the Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that would reasonably be expected to result in the loss of the qualified status of any such Company Plan or the exempt status of any such trust. With respect to any Company Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.
(8)Each Company Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated in substantial compliance with the provisions of Section 409A of the Code and the guidance issued by the IRS provided thereunder. No Company Plan provides for any gross-ups for any taxes imposed under Sections 409A and/or 4999 of the Code.
(n)Labor and Employment Matters.
(1)(i) There is no pending or, to the knowledge of the Company, threatened arbitration or grievance, charge, complaint, audit or investigation by or before the National Labor Relations Board, the Equal Employment Opportunity

Commission or any other Governmental Entity with respect to any current or former employees of the Company or any of its Subsidiaries; (ii) neither the Company nor any of its Subsidiaries is, nor has been since January 1, 2021, a party to, bound by or negotiating any collective bargaining agreement, work rules or practices, or any other labor-related agreement, arrangement or contract with a labor union, trade union, works council or labor organization applicable to persons employed by the Company or any of its Subsidiaries, nor has any labor union, trade union, labor organization or group of employees of the Company or any of its Subsidiaries made a pending demand (in writing) for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) to the knowledge of the Company, there are no contemplated or pending proceedings of any labor union to organize any such employees; (iv) there are no Unfair Labor Practice (as defined under the National Labor Relations Act) complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board; and (v) since January 1, 2021, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, unfair labor practice, concerted refusal to work overtime or other labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.
(2)Neither the Company nor any of its Subsidiaries has any requirement under contract or Law to provide notice to, or to enter into any consultation procedure with, any union, labor organization, work council or similar organization in connection with the execution of this Agreement or the transactions contemplated by this Agreement.
(3)The Company and its Subsidiaries are and since January 1, 2021 have been in compliance in all material respects with all applicable Laws relating to the employment of labor, including with respect to employment practices, terms and conditions of employment, employment discrimination or harassment, termination of employment, employee whistle-blowing, immigration and employment eligibility verification, occupational health and safety, wages and hours, withholding, classification of employees as exempt or nonexempt, and classification of consultants and independent contractors.
(4)Neither the Company nor any of its Subsidiaries has incurred any liability or obligation the Worker Adjustment and Retraining Notification Act of 1988 and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

(o)Risk Management Instruments. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of the Company or any of its Subsidiaries, or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Governmental Entity and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Remedies Exceptions). The Company and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
(p)Agreements with Governmental Entities. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other Order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been, since January 1, 2021, a recipient of any supervisory letter from or, since January 1, 2021, has adopted any policies, procedures or resolutions at the request or suggestion of any Governmental Entity, including the SEC, that restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its compliance, credit or risk management policies, its internal controls, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Governmental Agreement”), nor has the Company or any of its Subsidiaries been advised, since January 1, 2021, by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Governmental Agreement.
(q)Real Property; Title to Assets.
(1)None of the Company or any of its Subsidiaries owns any real property.
(2)Section 2.2(q)(2) of the Company Disclosure Schedule sets forth a correct and complete list of all real property leased or subleased to the Company or any of its Subsidiaries (collectively, the “Leased Real Property”) and a list of all material leases (the “Leases”) entered into by the Company or its Subsidiaries with respect to the Leased Real Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries, as applicable, have a valid leasehold interest in all Leased Real Property, free and clear of all Liens, except Permitted Liens, (ii) there exists no default or event of default on the part of the Company or any of its Subsidiaries (as applicable) under any Leases, and (iii) there are no written or oral subleases, concessions, licenses, occupancy agreements or other contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy the Leased Real Property.
(r)Intellectual Property; Data Privacy.
(1)Section 2.2(r)(1) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Entity that are owned or purported to be owned by the Company or any of its Subsidiaries (“Company Registered IP”) (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar).
(2)The Company or a Subsidiary of the Company solely and exclusively owns, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (“Company-Owned IP”). The Company and its Subsidiaries own or have sufficient and valid rights to use all material Intellectual Property used in or necessary for the conduct of their respective businesses as currently conducted. All Company Registered IP is subsisting and, to the knowledge of the Company, valid and enforceable. “Intellectual Property” means all rights anywhere in the world in or to: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, tradenames, corporate names, brands, slogans, and other source identifiers, together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (“Trademarks”); (c) published or unpublished works of authorship (whether or not copyrightable) (including software, computer programs, firmware, middleware, application programming interfaces and other code, in each case, whether in source code, object code, or other form, and all documentation associated with the foregoing (collectively, “Software”), website and mobile content, data, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, renewals and extensions thereof and moral rights (“Copyrights”); (d) trade secrets, know-how and any other confidential or proprietary information (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)) (collectively, “Trade Secrets”); (e) internet domain names and social media accounts; and (f) all other intellectual property or proprietary rights of any kind.
(3)Since January 1, 2021, the Company and each of its applicable Subsidiaries have taken and take commercially reasonable actions to maintain and protect any Trade Secrets included in Company-Owned IP. Neither the Company nor any of its Subsidiaries has disclosed any Trade Secret that is material to the business of the Company and any applicable Subsidiaries to any third person other than pursuant to a written confidentiality agreement under which such third person agrees to maintain the confidentiality of and protect such Trade Secret.
(4)Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole (i) since January 1, 2021, there have been no notices or claims filed with a Governmental Entity or sent to or served on the Company or any of its Subsidiaries, or threatened in writing, by any third person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any Company Registered IP, or (B) alleging any infringement, misappropriation or other violation of any Intellectual Property of any third person by the Company or any of its Subsidiaries (including any material offers to license any Intellectual Property of any third person); (ii) to the knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not and does not infringe, misappropriate or violate any Intellectual Property of any third person; and (iii) to the knowledge of the Company, since January 1, 2021 no third person has infringed, misappropriated or violated any of the Company-Owned IP.
(5)All current and past employees and contractors who have developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries have executed valid, written agreements with the Company or one of its Subsidiaries, pursuant to which such persons agreed to maintain in confidence all Trade Secrets acquired by them in the course of their relationship with the Company or the applicable Subsidiary and presently assigned to the Company or the applicable Subsidiary all of their entire right, title, and interest in and to such Intellectual Property.
(6)The Company or its Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, all data stored therein or possessed thereby, and all associated documentation, that are owned or used in the conduct of the businesses of the Company or any of its Subsidiaries (“Business Systems”), and such Business Systems are sufficient for the needs of the business of the Company and any of its Subsidiaries as currently conducted. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and there has not been any material failure of any Business Systems that has not been remedied or replaced in all material respects.
(7)Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) currently comply and since January 1, 2021 have complied, with all applicable Privacy and Data Security Requirements, and (ii) have each implemented commercially reasonable data security safeguards designed to protect the security and integrity of (a) its Business Systems, (b) any information related to an identified or identifiable individual (which may include name, address, telephone number, email address, financial account number, or government-issued identifier), household, browser or device (c) any other data that can be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (d) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy and Data Security Laws (“Personal Information”) in the possession or control of the Company or any of its Subsidiaries, including, in each case, implementing reasonable tools to prevent the introduction of viruses, time bombs, logic bombs, trojan horses, trap doors, back doors or other computer instructions, devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner (“Disabling Devices”). To the knowledge of the Company, the Business Systems do not contain any Disabling Device. Since January 1, 2021, neither the Company nor any of its Subsidiaries has (x) experienced any material data security breaches or other material unauthorized use of, or access to, any Personal Information in the possession or control of the Company or any of its Subsidiaries; or (y) been subject to or received written notice of any material Proceeding by any Governmental Entity or any client of the Company or any of its Subsidiaries, or received any material claims or complaints in writing, or written threats regarding the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of Personal Information, or the material violation of any applicable Privacy and Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for the same. “Privacy and Data Security Laws” means all applicable Laws regarding privacy, cybersecurity or the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of

Personal Information. “Privacy and Data Security Requirements” means all (a) applicable Privacy and Data Security Laws; (b) provisions of any contracts to which the Company or any of its Subsidiaries is bound imposing obligations with respect to the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of Personal Information held or processed by or on behalf of the Company or any of its Subsidiaries; or (c) privacy or cybersecurity policies that have been adopted (including through statements on the Company’s website) or with which the Company or any of its Subsidiaries is contractually obligated to comply or has informed any client of the Company or any of its Subsidiaries that it will comply.
(s)Taxes.
(1)The Company and each of its Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required by any applicable Laws to be filed by any of them as of the date hereof, and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all material Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of its Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith and are disclosed in Section 2.2(s)(1) of the Company Disclosure Schedule, and no penalties or charges are due with respect to the late filing of any such material Tax Return required to be filed by or with respect to any of them; (iii) with respect to all such material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material assessment or deficiency relating to such Taxes; and (iv) do not have any dispute, audit, examination or similar proceeding in respect of material Taxes or Tax matters that is either ongoing or proposed or threatened in writing.
(2)Neither the Company nor any of its Subsidiaries is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has any liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract or arrangement solely among the Company and its Subsidiaries.
(3)None of the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting (including an improper method of accounting) for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax Law) or other provisions of applicable Law; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) or other agreement with any Tax authority executed on or prior to the Closing Date; (iii) installment sale or open transaction made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law); (vi) income arising or accruing prior to the Closing and includable after the Closing under Subchapter K, Sections 951, 951A, or 956 of the Code; or (vii) forgiveness, pursuant to COVID-19 relief measures, of liabilities incurred prior to the Closing by the Company or any of its Subsidiaries. The Company and its Subsidiaries are not and shall not be required to include any material amount in income or pay any installment of any “net tax liability” or other Tax pursuant to Section 965 of the Code. The Company and its Subsidiaries have not, pursuant to COVID-19 relief measures, deferred the payment of any material Taxes that have not been paid.
(4)Each of the Company and its Subsidiaries has withheld and (to the extent legally required) paid to the appropriate Tax authority all material Taxes required by any applicable Laws to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member, customer, stockholder or other third party and has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes.
(5)Neither the Company nor any of the Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return (other than a group of which the Company was the common parent).
(6)Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.
(7)Neither the Company nor any of its Subsidiaries has requested or received a ruling in respect of Taxes, or entered into any agreement in respect of Taxes (including a private letter ruling, closing agreement or gain recognition agreement) from or with any Tax authority.
(8)Neither the Company nor any of its Subsidiaries has, in any year for which the applicable statute of limitations remains open, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.
(9)Neither the Company nor any of its Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2), or any similar provision of state, local or foreign Law.
(10)There are no material Tax Liens upon any assets of the Company or any of its Subsidiaries except for Permitted Liens.
(11)The Company is not, has not been and does not expect to become a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(12)Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed.

(13)As used in this Agreement, the term “Tax” (and, with correlative meaning, “Taxes”) means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, escheat, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, environmental, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest imposed by any Governmental Entity with respect thereto.
(14)As used in this Agreement, the term “Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.
(t)Takeover Statutes. No Takeover Statute is applicable to the Company, the Securities or the transactions contemplated hereby. “Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.
(u)Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations and notices required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.
(v)Material Contracts.
(1)Section 2.2(v) of the Company Disclosure Schedule lists, as of the date hereof, the following types of contracts and agreements to which the Company or any of its Subsidiaries is a party (such contracts and agreements as are required to be set forth on Section 2.2(v) of the Company Disclosure Schedule being the “Company Material Contracts”):
(A)each contract and agreement with consideration paid or payable to the Company or any of its Subsidiaries of more than $500,000, in the aggregate, over the twelve (12)-month period ending December 31, 2023;
(B)each contract and agreement with suppliers to the Company or any of its Subsidiaries for expenditures paid or payable by the Company or any of its Subsidiaries of more than $250,000, in the aggregate, over the twelve (12)-month period ending December 31, 2023;
(C)all broker, distributor, dealer and placement agent agreements to which the Company or any of its Subsidiaries is a party that are material to the business of the Company or any of its Subsidiaries;
(D)all contracts providing for the development of any material Software or Intellectual Property, independently or jointly, either by or for the Company or any of its Subsidiaries (other than employment contracts, employee invention assignment agreements and consulting agreements with authors in substantially the form as the Company’s or any of its Subsidiaries’ standard form of agreement);

(E)all contracts and agreements evidencing Indebtedness (other than those between the Company and its Subsidiaries and loans or credit lines made to customers in the ordinary course of business) in amounts in excess of $250,000 individually;
(F)all formation, governance, management or similar agreements of any partnership, joint venture, profit-sharing, long-term strategic alliance agreement, carry interest or similar agreements to the extent such arrangement is material to the Company and its Subsidiaries, taken as a whole;
(G)all contracts and agreements with any Governmental Entity to which the Company or any of its Subsidiaries is a party, other than any Company Permits;
(H)all contracts and agreements that materially limit, or purport to materially limit, the ability of the Company or any of its Subsidiaries to engage in or compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person;
(I)all contracts and agreements relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) that was entered into after January 1, 2021, in each case with a fair market value or purchase price in excess of $1,000,000;
(J)all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company, any of its Subsidiaries or their respective businesses, in each case, other than in the ordinary course of business;
(K)all leases or master leases of personal property reasonably likely to result in annual payments of $1,000,000 or more in a twelve (12)-month period;
(L)all (i) contracts and agreements which involve the license or grant of rights under material Company-Owned IP by the Company or any of its Subsidiaries to any third party, and (ii) contracts and agreements which involve the license or grant of rights under material Intellectual Property by any third party to the Company or any of its Subsidiaries (other than non-exclusive licenses for unmodified, generally commercially available, “off-the-shelf” Software that have been granted on standardized, generally available terms);
(M)all contracts and agreements containing a put, call or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any person or assets that have a fair market value or purchase price of more than $1,000,000;
(N)all contracts and agreements that grant any right of first refusal or right of first offer or similar right with respect to assets or businesses owned or leased by the Company and material to the Company and its Subsidiaries, taken as a whole, or that limit the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any assets or businesses material to the Company and its Subsidiaries, taken as a whole; and
(O)any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other contract that is material to the Company and its Subsidiaries, taken as a whole, including, for the avoidance of doubt, the Tax Receivable Agreement, dated as of January 3, 2023, by and among Alvarium Tiedemann Holdings, Inc., Alvarium Tiedemann Capital, LLC and the persons named therein.
(2)(i) Each Company Material Contract is a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the knowledge of the Company, is enforceable in accordance with its terms against the other parties thereto; there are, to the knowledge of the Company, no grounds for termination, rescission, avoidance, or repudiation of any Company Material Contract and neither the Company nor any of its Subsidiaries is in breach or violation of, or default under, any Company Material Contract nor has any Company Material Contract been canceled by the other party and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries or any other party thereto, except for breaches, defaults or cancellations as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Company Material Contract; and (iii) the Company and its Subsidiaries have not received any written notice of default under any such Company Material Contract. The Company has furnished or made available to Purchaser true and complete copies of all Company Material Contracts without redaction, including all amendments thereto that are material in nature.
(w)Insurance.
(1)The Company has made available to Purchaser true and correct copies of each material insurance policy under which the Company or any of its Subsidiaries is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date hereof (the “Insurance Policies”).
(2)Section 2.2(w)(2) of the Company Disclosure Schedule sets forth, with respect to each Insurance Policy: (i) the names of the insurer, the principal insured and each named insured that is the Company or any of its Subsidiaries, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.
(3)All Insurance Policies provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain insurance policies that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. With respect to each Insurance Policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.
(x)Certain Business Practices.
(1)Since January 1, 2021, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors or officers, agents or employees, in each case while engaged by the Company or any of its Subsidiaries, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns to obtain favorable treatment in securing business to obtain special concessions for the Company or its Subsidiaries or violated any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery Law; (iii) established or maintained any unlawful fund of monies or other assets of the Company or its Subsidiaries; (iv) made any fraudulent entry on the books or records of the Company or its Subsidiaries; or (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or its Subsidiaries.
(2)To the extent required by applicable Law, the Company and each of its Subsidiaries has adopted, and maintained, customary “know-your-customer” and anti-Money Laundering programs and reporting procedures covering the Company’s and any of its Subsidiaries’ businesses, and have complied in all material respects with the terms of such programs and procedures for detecting and identifying Money Laundering with respect to the Company’s and any of its Subsidiaries’ businesses. “Money Laundering” means the acquisition, possession, use, conversion, transfer or concealment of the true nature of property of any description, and legal documents or instruments evidencing title to, or interest in, such property, knowing that such property is an economic advantage from criminal offenses, for the purpose of (a) concealing or disguising the illicit origin of the property; or (b) assisting any person who is involved in the commission of the criminal offense as a result of which such property is generated, to evade the legal consequences of such actions.
(y)Sanctions Laws.
(1)None of the Company, any of its Subsidiaries, or, to the Company’s knowledge, any of their respective directors, officers, employees or agents, in each case while engaged by the Company or any of its Subsidiaries, is or since January 1, 2019 was a Restricted Person. “Restricted Person” means (a) any person that is a resident of, located in, or organized under the Laws of, or acting for or on behalf of, a Sanctioned Country; (b) the government of any

Sanctioned Country; (c) any government that is the subject or target of restrictions under Sanctions Law; or (d) any person that is owned or controlled, directly or indirectly, by or acts for or on behalf of persons that are designated on any of the following lists, as updated, substituted or replaced from time to time: (i) the United Nations Security Council’s “Consolidated United Nations Security Council Sanctions List”; (ii) the lists of persons subject to Sanctions Laws, as administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (OFAC), including OFAC’s “Specially Designated Nationals and Blocked Persons List,” the “Foreign Sanctions Evaders,” and the “Sectoral Sanctions Identifications List”; (iii) the U.S. Department of Commerce, Bureau of Industry and Security’s “Entity List,” “Denied Persons List” or “Unverified List”; (iv) the U.S. Department of State’s list of debarred parties and lists of individuals and entities that have been designated pursuant to sanctions and/or non-proliferation statutes that it administers and related executive orders; (v) His Majesty’s Treasury of United Kingdom’s “Consolidated List of Financial Sanctions Targets in the UK”; and (vi) any additional list promulgated, designated, or enforced by a Sanctions Authority. “Sanctions Authority” means the United Nations Security Council, U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State, His Majesty’s Treasury of the United Kingdom any other government or regulatory body, institution or agency with authority to enact Sanctions Laws in any country and/or territory with jurisdiction over any Party. “Sanctions Laws” means all economic, trade or financial sanctions statutes, regulations, executive orders, decrees, judicial decisions, restrictive measures or other acts having the force of Law enacted, adopted, administered, imposed, or enforced from time to time by any Sanctions Authority. “Sanctioned Country” means at any time, a country or territory that is the target of comprehensive economic or trade sanctions under Sanctions Laws. As of the date of this Agreement, Sanctioned Countries include the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria.
(2)Since January 1, 2021, none of the Company, any of its Subsidiaries, or, to the Company’s knowledge, any of their respective directors, officers, employees or agents is in violation of, or has violated, Sanctions Laws.
(3)None of the Company, any of its Subsidiaries, or to the Company’s knowledge, any of their respective directors, officers, employees or agents: (i) is or has been subject to any action, suit, claim, proceeding, prosecution, settlement, formal or informal notice, or investigation with respect to Sanctions Laws; or (ii) has made a voluntary, directed or involuntary disclosure to any Governmental Entity or similar agency with respect to any alleged act or omission arising under or relating to any alleged noncompliance with Sanctions Laws.
(z)Related-Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, agreements, arrangements or understandings or series of related transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) more than 5% of the outstanding voting securities of the Company (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company), on the other hand, of the type required to be reported in any Company

Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported on a timely basis.
(aa)RIA Compliance Matters.
(1)Section 2.2(aa) of the Company Disclosure Schedule lists the name of each of the Company and its Subsidiaries that is registered or licensed under the applicable Law of a country other than the U.S. to provide Investment Advisory Services in the country where it provides such services (the “Company Non-U.S. RIA Entities”) or is registered as an investment adviser under the Investment Advisers Act or the laws of any state of the United States (the “Company U.S. RIA Entities” and, together with the Company Non-U.S. RIA Entities, the “Company RIA Entities”) and each jurisdiction in which it is, or since January 1, 2021, has been, registered or licensed to provide Investment Advisory Services, in each case as of the date hereof. Each Company RIA Entity is and has been, since January 1, 2021, duly registered or licensed as an investment adviser under applicable Law (if required to be so registered or licensed under applicable Law) or exempt therefrom, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except for the Company RIA Entities, neither the Company nor any of its Subsidiaries provides Investment Advisory Services in any jurisdiction.
(2)Since January 1, 2021, (i) each Form ADV and each amendment to Form ADV of each Company U.S. RIA Entity has been timely filed and, as of the date of filing with the SEC (and with respect to Form ADV Part 2B or its equivalent, its date), was true and correct, (ii) each Company U.S. RIA Entity has delivered a brochure and a brochure supplement to each client in accordance with the requirements of Rule 204-3 under the Investment Advisers Act, and (iii) with respect to each Company U.S. RIA Entity that has a client who is a retail investor (as the term “retail investor” is defined in SEC Rule 204-5 under the Investment Advisers Act) Part 3 of Form ADV (Form CRS), a Form CRS has been timely provided to each retail investor, and a current Form CRS has been posted as required on any website maintained by such Company U.S. RIA Entity, except in each case under clauses (i)–(iii) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(3)Each Company RIA Entity has (x) designated and approved a chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act or other applicable Law and (y) established in compliance with the requirements of applicable Law, and maintained in effect since January 1, 2021, (i) written anti-Money Laundering policies and procedures that incorporate, among other things, a written customer identification program, (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information, (iii) written cyber security and identity theft policies and procedures, (iv) written policies and procedures designed to protect non-public personal information about Clients and other third parties, (v) written recordkeeping policies and procedures, and (vi) other policies required to be maintained by such Company RIA Entity under applicable Law, including (to the extent applicable) Rules 204A-1 and 206(4)-7 under the Investment Advisers Act, except, in each case under clauses (x) and (y)(i)–(vi), as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(4)With respect to each Company U.S. RIA Entity, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) none of such Company U.S. RIA Entity, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), or, to the knowledge of the Company, any of such Company U.S. RIA Entity’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-1 under the Investment Advisers Act or (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act, unless in the case of the foregoing clause (A), (B) or (C), such Company U.S. RIA Entity or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, and (ii) there is no Proceeding pending or threatened in writing by any Governmental Entity that would reasonably be expected to result in the ineligibility or disqualification of such Company U.S. RIA Entity or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification. None of the Company, any of its Subsidiaries, any officer, director or employee thereof or, to the knowledge of the Company, any other “affiliated person” (as defined in the Investment Company Act of 1940 (the “Investment Company Act”)) thereof is subject to ineligibility pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof to a Registered Fund, nor is there any Proceeding pending or threatened in writing, by any Governmental Entity, which would provide a basis for such ineligibility. Each employee of the Company or any of its Subsidiaries who is required to be registered or licensed as a registered representative, principal, investment adviser representative, salesperson or equivalent with any Governmental Entity is duly registered or licensed as such, and such registration or license is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. “Registered Fund” means any company that (i) is registered as an investment company under Section 8 of the Investment Company Act, (ii) has elected to be regulated as a business development company under Section 54 of the Investment Company Act, or (iii) operates as an employees’ securities company within the meaning of Section 2(a)(13) of the Investment Company Act.
(5)Each Company RIA Entity is, and since January 1, 2021, has been, in compliance with (i) the applicable provisions of the Investment Advisers Act and/or (ii) all other applicable Laws of the jurisdictions in which such Company RIA Entity acts as an investment adviser, except in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(6)No Company RIA Entity is currently subject to, or since January 1, 2021 has received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity. Each Company RIA Entity that has in the past undergone an examination, inspection, investigation or inquiry from a Governmental Entity and that has received, at the conclusion thereof, communication from such Governmental Entity regarding the outcome of such examination, inspection, investigation or inquiry (e.g., a “deficiency letter” or other such communication) has remedied or otherwise corrected any issue(s) or compliance matter(s) identified in such communication in the manner asserted in such responsive communication, if any, except to the extent as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(7)No Company RIA Entity is prohibited from charging fees to any person pursuant to a “pay-to-play” rule or requirement applicable to such Company RIA Entity (including, with respect to each Company U.S. RIA Entity, Rule 206(4)-5 under the Investment Advisers Act), except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(8)Neither the Company nor any of its Subsidiaries has, since January 1, 2021, entered into or been a party to any effective agreement with any person to (i) solicit or find investors for investment in any Fund or (ii) solicit or find investment advisory clients for the Company or any of its Subsidiaries, except (A) in the case of subclause (i), with persons who either are and at all times relevant were registered with any and all Governmental Entities as required by Law to conduct such activities or are and at all times relevant were exempt from such registration under applicable Law and, since November 4, 2022, in compliance with Rule 206(4)-1 under the Investment Advisers Act and (B) in the case of subclause (ii), pursuant to a written agreement in conformance with Rule 206(4)-3 or Rule 206(4)-1, as applicable, under the Investment Advisers Act. “Fund” means each vehicle for collective investment (1) that is not registered with the SEC as an investment company under the Investment Company Act, and (2) for which a Company or one or more Company Subsidiaries acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser, sub-adviser, or in a similar capacity.
(ab)Client Agreements.
(1)Section 2.2(bb) of the Company Disclosure Schedule lists, as of the date hereof, each investment advisory agreement entered into by the Company or any of its Subsidiaries with a client or customer of the Company (the “Clients”) for the purpose of providing investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or other applicable Law (“Investment Advisory Services”) to such client or customer (each, an “Advisory Agreement”) with consideration paid or payable to the Company or any of its Subsidiaries of more than $500,000, in the aggregate, over the twelve (12)-month period ending December 31, 2023.
(2)Each Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act and other applicable Law, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(3)Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each account of a client of the Company or any of its Subsidiaries is being managed, and has, since January 1, 2021 (or the inception of the relationship, if later), been managed, by the applicable Company RIA Entity in compliance with (i) applicable Law, (ii) the Client’s Advisory Agreement, and (iii) the Client’s

written investment objectives, policies and restrictions agreed to by such Company RIA Entity.
(4)No Company RIA Entity provides Investment Advisory Services to any person other than the Clients. Each Company RIA Entity provides Investment Advisory Services to Clients solely pursuant to written Advisory Agreements.
(5)To the knowledge of the Company, the execution and delivery by the Company of this Agreement and the Investor Rights Agreement does not and will not, and the performance by the Company of its obligations under this Agreement and the Investor Rights Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any party to any Advisory Agreement, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(ac)Funds.
(1)Neither the Company nor any of its Subsidiaries currently advises, has plans to commence advising, or, since January 1, 2021, has advised any Registered Funds.
(2)Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(A)Each Fund currently is and has, since January 1, 2021, been operated in compliance with (i) applicable Law, (ii) its Organizational Documents, registration statements, prospectuses, offering documents and agreements, and (iii) its written investment objectives, policies and restrictions.
(B)No Fund is or, since January 1, 2021 was, required to register as an investment company under the Investment Company Act.
(C)Since January 1, 2021, none of the offering memoranda used in connection with an offering of shares, units or interests of any Fund, including any supplemental advertising and marketing materials prepared by or on behalf of the Company or any of its Subsidiaries thereof, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(D)There are no liabilities or obligations of any Fund of any kind whatsoever, whether known or unknown, accrued, contingent, absolute, determined, determinable or otherwise other than such liabilities or obligations as are disclosed and provided for in the balance sheet of such Fund or referred to in the notes thereto contained in the most recent report (i) distributed by such Fund to its stockholders or other interest holders or (ii) as applicable, filed with a non-U.S. Governmental Entity.
(E)There are no Proceedings pending or, to the knowledge of the Company, threatened in writing, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Funds advised by the Company or any of its Subsidiaries or any of their officers or directors involving or relating to such Funds, the assets, properties or rights of any such Funds.
(F)No Fund is suspending redemptions and there are no material outstanding written requests for redemptions in any of such Funds.
(ad)Broker-Dealer Compliance Matters.
(1)Neither the Company nor any of its Subsidiaries is a registered “broker” or “dealer” (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act) engaging in such activity within the United States or with investors located in the United States (absent an available registration exception or exemption) (a “Broker-Dealer”) with the SEC or any state or other jurisdiction in which it would be required to be so registered, or has been, except for those entities listed on Section 2.2(dd) of the Company Disclosure Schedule (each, a “Broker-Dealer Entity”). Each Broker-Dealer Entity (a) has been duly registered as a Broker-Dealer with the SEC or any and each state and other jurisdictions in which it is required to be so registered, or has been required to be so registered or (b) is, and since January 1, 2021 has been, a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and each other broker-dealer SRO of which it is required to be a member. Each natural person whose functions require him or her to be licensed as a representative or principal of, and registered with, each Broker-Dealer Entity is registered with FINRA and all applicable states and other jurisdictions, and such registrations are not, and since January 1, 2021 have not been, suspended, revoked or rescinded and remain in full force and effect
(2) (i) Each current Form BD of a Broker-Dealer Entity is, and any Form BD of a Broker-Dealer Entity filed before the Closing Date will be at the time of filing, in compliance with the applicable requirements of the Exchange Act, the rules thereunder and the rules of any SRO, as applicable; and (ii) each Broker-Dealer Entity serving a retail investor (as the term “retail investor” is defined in SEC Rule 17a-14 under the Exchange Act and in Form CRS adopted thereunder) has prepared and filed with the SEC a Form CRS complying with Rule 17a-14, and each such Form CRS is, and any amendment to Form CRS filed before the Closing Date will be at the time of filing, in compliance with the applicable requirements of the Exchange Act. A Form CRS has been timely provided to each retail investor, and a current Form CRS has been posted as required on any website maintained by such Broker-Dealer Entity.
(3)No Broker-Dealer Entity, or any of its Affiliates, or any of its “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a Broker-Dealer or as an “associated person” of a Broker-Dealer, (B) subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, (C) subject to any material Proceedings that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which Proceedings are not actually disclosed on such person’s current Form BD or current Forms U-4 or U-5) to the extent that such person or its associated persons is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of such person as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act, and (ii) there is no Proceeding pending or, to the knowledge of any Broker-Dealer Entity, threatened in writing by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A), (i)(B), (i)(C) and (i)(D).
(4)No fact relating to any Broker-Dealer Entity or any “control affiliate” of a Broker-Dealer Entity, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of such Broker-Dealer Entity, as applicable.
(5)Since January 1, 2021, the Brokerage Services performed by each Broker-Dealer Entity have been conducted in compliance with all requirements of the Exchange Act, the rules and regulations of the SEC, FINRA, and any applicable state securities regulatory authority or SRO, as applicable. “Brokerage Services” means brokerage, broker-dealer transaction processing, dealer, distributorship, custodial, and related services, or any other services that involve acting as a broker-dealer, and performing ancillary services and activities related or incidental thereto. Each Broker-Dealer Entity has established, in compliance with the requirements of applicable Law, and maintained in effect, since January 1, 2021, written policies and procedures reasonably designed to achieve compliance with the Exchange Act, the SEC rules thereunder, and the rules of each applicable SRO (“BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130, (ii) anti-Money Laundering Laws, including a written customer identification program in compliance therewith, (iii) privacy Laws including policies and procedures with respect to the protection of nonpublic personal information about clients of the Company or any of its Subsidiaries and other third parties and (iv) identity theft Laws, and approved such principals, managers and other supervisors as are required under the aforementioned Laws. All such BD Compliance Policies comply in all material respects with applicable Laws.
(6)Each Broker-Dealer Entity currently maintains, and since January 1, 2021 has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by the respective Broker-Dealer Entity, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.
(7)No Governmental Entity has, since January 1, 2021, formally initiated any Proceeding (other than ordinary course examinations) with respect to a Broker-Dealer Entity and no Broker-Dealer Entity has received a written “Wells Notice”, other written indication of the commencement of an enforcement action from the SEC, FINRA or any other Governmental Entity or other written notice alleging any material noncompliance with any applicable Law governing the operations of each Broker-Dealer Entity. There are no unresolved material violations or material exceptions raised by any Governmental Entity with respect to a Broker-Dealer Entity. Since January 1, 2021, no Broker-Dealer Entity has settled any Proceeding of the SEC, FINRA or any other Governmental Entity. No Broker-Dealer Entity has been subject to any Proceeding in connection with any applicable Law governing the operation of a Broker-Dealer Entity. No Broker-Dealer Entity is currently subject to, and has not received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity, and no formal examination or inspection has been started or completed for which no examination report is available.
(ae)CPO/CTA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(1)Neither the Company nor any of its Subsidiaries is required to be registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a CPO/CTA, and certain of the Subsidiaries that might otherwise have been required to register as a CPO/CTA have claimed available exemptions from registration (the “Exempt CPO/CTA Entities”). Each Exempt CPO/CTA Entity has duly claimed, and, since January 1, 2021, has complied to the extent required with, the requirements for an exemption from registration as a CPO/CTA.
(2)Each of the Company and its Subsidiaries, including any Exempt CPO/CTA Entity is in compliance in all material respects with the applicable provisions of the Commodity Exchange Act (“CEA”) and of the regulations of the CFTC and the National Futures Association (“NFA”) and any applicable SRO.
(3)(i) None of the Company and its Subsidiaries, including any Exempt CPO/CTA Entities, or any of their officers or employees is (A) ineligible to serve as an “associated person” or “principal” of a CPO/CTA, (B) subject to a “statutory disqualification” under Section 8a(2) of the CEA, (C) subject to any material disciplinary Proceedings that would be required to be disclosed on Form 7-R or Form 8-R (and which disciplinary Proceedings are not actually disclosed on such person’s current Form 7-R or current Form 8-R) to the extent that such entity or individual is required to file such forms, or (D) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of or suspension or revocation of the registration of such person as a CPO/CTA or associated person or principal of a CPO/CTA under Section 8a(4) of the CEA and (ii) there is no Proceeding pending or, to the knowledge of the Company, threatened by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (A), (B), (C) and (D).
(4)To the knowledge of the Company, no fact relating to the Company or any Subsidiary, including any Exempt CPO/CTA Entity or any individual who would be a “principal” of an Exempt CPO/CTA Entity, as defined in Form 8-R, requires any response in the affirmative to any question relating to “Criminal Disclosures” in the Form 7-R or in the principal’s Form 8-R, except to the extent that such facts have been reflected on such forms.
(5)To the knowledge of the Company, no Governmental Entity has, since January 1, 2021, formally initiated a Proceeding with respect to the Company or any Subsidiary, including any Exempt CPO/CTA Entity, and no such entity has received any written indication of the commencement of a Proceeding from the CFTC, the NFA or any other Governmental Entity, or other notice alleging any material noncompliance with any applicable Law governing its operations.
(6)None of the Company, any of its Subsidiaries, or any Affiliate of the Company is or has been registered with the CFTC as a futures commission merchant (an “FCM”), or is registered with the NFA or any other Governmental Entity as an FCM, or has been required to be so registered.
(af)CFIUS. The Company does not (a) produce, design, test, manufacture, fabricate or develop one or more critical technologies, as defined at 31 C.F.R. § 800.215, or (b) perform any of the functions set forth in column 2 of Appendix A to 31 C.F.R. part 800 with respect to covered investment critical infrastructure, as defined at 31 C.F.R. § 800.212 or (c) maintain or collect, directly or indirectly, sensitive personal data, as defined at 31 C.F.R. § 800.241, of U.S. citizens.
(ag)Restricted Activities.
(1)Neither the Company nor any of its Subsidiaries has any interests of the nature set forth on Company Disclosure Schedule 2.2(gg)(1).
(2)Neither the Company nor any of its Subsidiaries nor any other person directly or indirectly “controlled” (as defined in the Investment Company Act) by the Company serves or acts in the capacities set forth on Company Disclosure Schedule 2.2(gg)(2).
(ah)Brokers. With the exception of the engagement of Oppenheimer & Co., neither the Company nor any of its Subsidiaries nor any of its or their respective officers or directors has employed any broker, finder, placement agent or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated hereby.
(ai)Other Investments. The per-share purchase price of the shares of Class A Common Stock and Series A Preferred Stock purchased under each Other Investment Agreement is not less than Class A Common Stock Price Per Share and the Preferred Stock Price Per Share, respectively. Neither the Company nor any of its Subsidiaries has entered into any (or modified any existing) contract, agreement, arrangement or understanding with any purchaser party to the Other Investment Agreements (or any Affiliate thereof) that has the effect of establishing rights or otherwise benefiting such other purchaser in a manner more favorable to such purchaser than the rights, benefits and obligations of Purchaser in this Agreement (it being understood that each Other Investment Agreement may differ with respect to such other purchaser’s governance rights with respect to the Company).
(aj)No Other Company Representations of Warranties. Except for the representations and warranties made by the Company in this Section 2.2, neither the Company, any of its Subsidiaries nor any other person makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company, any of its Subsidiaries nor any other person makes or has made any representation or warranty to Purchaser or any of its Affiliates or its or their respective Representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or (B) except for the representations and warranties made by the Company in this Section 2.2, any oral or written information presented to Purchaser or any of its Affiliates or its or their respective Representatives in the course of (x) their due diligence investigation of the Company or its Subsidiaries, (y) the negotiation of this Agreement or (z) the transactions contemplated hereby. The Company acknowledges and agrees that neither Purchaser nor any other person has made or is making any express or implied representation or warranty other than those contained in Section 2.3.
1.3Representations and Warranties of Purchaser. Purchaser hereby makes the representations and warranties set forth in this Section 2.3 to the Company:
(a)Organization and Authority. Purchaser is duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Purchaser and each of its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character and location of the properties and assets owned, leased or operated by it or the nature of its business makes such qualification, licensing or standing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to prevent or materially delay Purchaser’s ability to consummate the Investment and the other transactions contemplated by this Agreement.
(b)Authorization.
(1)Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Closing. The execution and delivery by Purchaser of this Agreement, and the execution and delivery of the Investor Rights Agreement and the performance of Purchaser’s obligations thereunder, have been duly and validly approved by Purchaser. This Agreement has been and, at the Closing, the Investor Rights Agreement will be, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties thereto constitutes, or will at the Closing constitute, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by the Remedies Exceptions.
(2)The execution and delivery of this Agreement and the Investor Rights Agreement by Purchaser does not and the performance of its obligations under this Agreement and the Investor Rights Agreement by Purchaser will not (i) conflict with or violate Purchaser’s Organizational Documents, (ii) conflict with or violate any Law applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, or (iii) violate, conflict with, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of any indebtedness, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of Purchaser, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay Purchaser’s ability to consummate the Investment and the other transactions contemplated by this Agreement.
(3)The execution and delivery by Purchaser of this Agreement and the Investor Rights Agreement does not and will not, and the performance by Purchaser of its obligations under this Agreement and the Investor Rights Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Securities Act, state securities or Blue Sky Laws, (ii) as set forth on Section 1.2(d)(1)(B) of the Company Disclosure Schedule or (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay Purchaser’s ability to consummate the Investment and the other transactions contemplated by this Agreement.
(c)Purchase for Investment.
(1)Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state securities Laws. Purchaser (i) is acquiring the Securities pursuant to an exemption from registration under the Securities Act and is acquiring the Securities solely for Purchaser’s own account for investment purposes and not with a present intention to distribute any of the Securities to any person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Securities.
(2)Purchaser (i) acknowledges that Purchaser has received access to information Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, and (ii) represents that Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to evaluate the merits and risks of a purchase of the Securities.
(3)Purchaser has considered the suitability of the Securities as an investment in light of Purchaser’s own circumstances and financial condition, and Purchaser is able to bear the risks associated with an investment in the Securities.
(4)No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to (i) Purchaser or (ii) any of its Rule 506(d) Related Parties (as defined below). Purchaser hereby agrees that, prior to the Closing, Purchaser shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or any of its Rule 506(d) Related Parties. “Rule 506(d) Related Party” shall mean (x) any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power, or (y) a person or entity that, directly or indirectly, has or shares, or is deemed to have or share, voting or dispositive power with respect to the securities of the Company owned by Purchaser.
(d)Financial Capability. At the Closing, Purchaser will have available funds necessary to pay the Purchase Price and consummate the Closing on the terms and conditions contemplated by this Agreement.

(e)Knowledge as to Conditions. As of the date of this Agreement, Purchaser knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.
(f)Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  The funds representing the Purchase Price do not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation, guideline or other Law. Purchaser is in compliance with, and has not, since January 1, 2021, violated the United States of America Patriot Act of 2001, as amended, or any other applicable anti-money laundering, anti-corruption and anti-terrorism Laws.
(g)Orders; Proceedings.  There is no material Proceeding pending or threatened in writing or, to the knowledge of Purchaser, otherwise threatened against Purchaser, or any material property or asset of Purchaser, or any of its current or former directors or executive officers, before any Governmental Entity and none of Purchaser or any of its Subsidiaries, any of its or their current or former directors or executive officers, or any material property or asset of Purchaser or any of its Subsidiaries is subject to any continuing Order or other similar written agreement with any Governmental Entity, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay Purchaser’s ability to consummate the Investment and the other transactions contemplated by this Agreement.
(h)Brokers. With the exception of the engagement of Ardea Partners LP, neither Purchaser nor any of its officers or directors has employed any broker, finder, placement agent or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated hereby.
(i)Ownership. Purchaser and its Affiliates do not own of record or beneficially any shares of Class A Common Stock, securities convertible into or exchangeable for Class A Common Stock or other capital securities of the Company, excluding (i) Securities managed by Allianz Parent and its controlled Affiliates for the account of third parties in the ordinary course of business and (ii) Securities managed by third parties held in investment funds in which Allianz Parent and its controlled Affiliates are invested but without investment authority. Other than this Agreement or the Investor Rights Agreement, Purchaser has no agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company with any other person, including with respect to the transactions contemplated by this Agreement.
(j)Information Supplied. The information supplied or to be supplied by Purchaser in writing specifically for inclusion or incorporation by reference in any Applicable Proxy Statements (as defined herein) or any other documents filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(k)No Other Purchaser Representation and Warranties. Except for the representations and warranties made by Purchaser in this Section 2.3, neither Purchaser, any of its Affiliates nor any other person makes any express or implied representation or warranty with respect to Purchaser, any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. Without limiting the foregoing disclaimer, except for the representations and warranties made by Purchaser in this Section 2.3, neither Purchaser, any of its Affiliates nor any other person makes or has made any representation or warranty to the Company or any of its Affiliates or its or their respective Representatives with respect to any oral or written information presented to the Company or any of its Affiliates or its or their respective Representatives in the course of (x) the negotiation of this Agreement or (y) the transactions contemplated hereby. Purchaser acknowledges and agrees that neither the Company nor any other person has made or is making any express or implied representation or warranty and Purchaser is not relying on any statement, representation or warranty, oral or written, express or implied, including without limitation any projections, forecasts, estimates or budgets made available to Purchaser, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Purchaser, its Affiliates or any of their respective Representatives or any other person, other than those expressly set forth in Section 2.2 as qualified by the Company Disclosure Schedules. Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2.2 hereof and in the Company Disclosure Schedules, none of the Company or any of its Affiliates or Representatives has made any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, and Purchaser has not relied on any representation or warranty other than those expressly set forth in Section 2.2 hereof and in the Company Disclosure Schedules.
ARTICLE III

COVENANTS
1.1Interim Operations.
(a)The Company shall, and shall cause each of its Subsidiaries to, from and after the date hereof until the earlier of the Closing and the termination of this Agreement (unless Purchaser shall otherwise approve in writing), and except as otherwise expressly required by this Agreement or as required by a Governmental Entity or applicable Law, conduct its business in the ordinary course and, to the extent consistent therewith, shall use and cause each of its Subsidiaries to use their respective commercially reasonable efforts to maintain its and its Subsidiaries’ relations and goodwill with Governmental Entities, clients, suppliers, licensors, licensees, distributors, creditors, lessors, employees and agents.
(b)Without limiting the generality of and in furtherance of the foregoing sentence, from and after the date hereof until the earlier of the Closing and the termination of this Agreement, except as otherwise expressly required by this Agreement, required by a Governmental Entity or applicable Law, expressly required by the terms of any Company Material Contract in effect prior to the date of this Agreement (correct and complete copies of which have been made available to Purchaser) or entered into following the date of this Agreement in accordance with the terms of this Section 3.1, as approved in writing by Purchaser (such approval not to be unreasonably withheld, conditioned or delayed) or set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company shall not and shall cause its Subsidiaries not to:

(1)adopt or propose any change in its Organizational Documents (other than to correct scrivener’s errors or immaterial or ministerial amendments);
(2)merge or consolidate with any other person, except for any such transactions solely among wholly owned Subsidiaries of the Company or in connection with any acquisition permitted by clause (3) below, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material restrictions on its properties, assets, operations or businesses;
(3)acquire assets or equity interests outside of the ordinary course of business from any other person with a value or purchase price in the aggregate in excess of $10,000,000; provided, however, that the Company shall provide notification to Purchaser in the event that the Company or any of its Subsidiaries acquires assets or equity interests outside of the ordinary course of business from any other person with a value or purchase price in the aggregate in excess of $1,000,000;
(4)issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or otherwise enter into any contract or other agreement, understanding or arrangement (whether oral or written) with respect to the voting of, any shares of capital stock of the Company or capital stock or other equity interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (I) by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (II) to the Other Investor (provided that notice shall be provided to Purchaser of any such issuance no less than five business days prior to such issuance), (III) pursuant to any present employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or any present employee agreements or arrangements or programs, including the issuance of performance shares, restricted shares, options or similar securities in an aggregate amount and on the terms separately disclosed to Purchaser on February 20, 2024, (IV) in connection with any acquisition permitted by clause (3) above, or (V) in connection with any earn-out, deferred or contingent payment obligations required by the terms of any acquisition contract in effect prior to the date of this Agreement or entered into following the date of this Agreement in accordance with the terms of this Section 3.1 or (B) proxies or voting agreements solicited by or on behalf of the Company in connection with the 20% Approval);
(5)reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests, in each case except in connection with tax withholding obligations of the Company;
(6)incur any indebtedness for borrowed money in excess of $10,000,000 in the aggregate, except for (A) indebtedness in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more favorable to the Company than the indebtedness being replaced,

(B) indebtedness for borrowed money incurred under the Company’s credit facilities existing as of the date hereof and (C) any extension, renewal or refinancing of indebtedness permitted to be incurred under the foregoing clauses (A) and (B), so long as the principal amount of such indebtedness is not increased over the outstanding amount at the time of such extension, renewal or refinancing;
(7)sell, lease, license, transfer or otherwise dispose of, abandon, let lapse, cancel, or grant to any person any license or other right under any Company-Owned IP, other than (A) non-exclusive licenses granted in the ordinary course of business, (B) abandonment, lapse or cancellation of any Company-Owned IP that is immaterial to the current or anticipated business of the Company or any Subsidiary, and (C) expiration of any Company Registered IP at the end of its statutory term;
(8)(A) except in the ordinary course of business consistent with past practice, materially increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Company employee, director, officer, or independent contractor (who is a natural person), (B) except (x) in connection with the hiring or retention of employees below the officer level (within the meaning of Section 16(a)(1) of the Exchange Act) in the ordinary course of business, (y) in an aggregate amount and on the terms separately disclosed to Purchaser on February 20, 2024, or (z) in connection with the hiring of officers, in such amounts and on such terms as set forth on Schedule 3.1(b)(8), grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (C) except in connection with the termination of employees (without cause) in the ordinary course of business, take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Plan, or (D) hire or terminate any officer (within the meaning of Section 16(a)(1) of the Exchange Act), other than for cause;
(9)make any changes with respect to accounting policies or procedures, except as required by changes in GAAP (as confirmed by the Company’s independent registered public accounting adviser);
(10)make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to material Taxes, settle any material Tax claim, audit, assessment or dispute, surrender any right to claim a material Tax refund, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax or take any action which would be reasonably expected to result in a material increase in (A) the Tax liability of the Company or its Subsidiaries, or (B) in respect of any taxable period (or portion thereof) ending after the Closing, the Tax liability of Purchaser or its Affiliates; or
(11)agree, authorize or commit to do any of the foregoing.
1.2Reasonable Best Efforts.
(a)On the terms and subject to the conditions set forth in this Agreement, the Company, on the one hand, and Purchaser, on the other hand, shall (and shall cause their respective Affiliates to) cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the transactions contemplated hereby as soon as reasonably practicable, including to (i) promptly prepare and file (as applicable) all permits, consents, approvals, confirmations (whether in writing or orally) and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated hereby, including those listed on Section 1.2(d)(1)(B) of the Company Disclosure Schedules, as promptly as reasonably practicable following the date hereof and in any event no later than fifteen (15) business days following the date hereof, and (ii) respond to any request for information from any Governmental Entity relating to the foregoing, so as to enable the parties hereto to consummate the transactions contemplated by this Agreement; provided, however, that nothing herein shall require the Company or Purchaser to pay or commit to pay any amount or incur any material obligation in favor of or grant any material accommodation (financial or otherwise) to any person in connection with such efforts. In no event shall Purchaser be required to agree to provide capital or other financial support to the Company or any of its Subsidiaries thereof other than the Purchase Price to be paid for the Securities to be purchased by it pursuant to the terms of, or subject to the conditions set forth in, this Agreement.
(b)To the extent permitted by Law, each of Purchaser and the Company will (i) have the right to review in advance all information to the extent relating to such party and any of its respective Affiliates and its and their respective directors, officers, partners and stockholders which appears in any proposed filings to be made with, or written materials to be submitted to, any Governmental Entity (and each will consult with the other party relating to the exchange of such filings and shall consider in good faith any comments made by the other party in relation thereto, including with respect to all information which appears in any filings relating to the other party and any of its respective Affiliates and its and their respective directors and officers) and (ii) keep each other reasonably informed of, and consult with the other in advance of, any substantive meeting or conference with any Governmental Entity that is reasonably likely to relate to the transactions contemplated by this Agreement or affect Purchaser or its investment in the Company in connection with the transactions. In exercising the foregoing right, each party agrees to act reasonably and as promptly as reasonably practicable. To the extent permitted by applicable Law, each party agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 3.2(b).
(c)To the extent permitted by applicable Law, the parties shall promptly advise each other upon receiving any material communication from any Governmental Entity whose consent, waiver, approval or authorization is required for the consummation of the transactions contemplated by this Agreement, including any communication that causes such party to believe that there is a reasonable likelihood that any required approval, consent or authorization from a Governmental Entity related to the transactions contemplated by this Agreement will not be obtained or that the receipt of such approval, consent or authorization will be materially delayed or conditioned.
1.3Access to Information. Upon reasonable notice and subject to applicable Laws, the Company shall, and shall cause each of its respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisers and other representatives of Purchaser access, during normal business hours during the period prior to the Closing Date, to all their properties, books, personnel, and records and, during such period, the Company shall, and shall cause its respective Subsidiaries to, make promptly available to Purchaser such information concerning its business, properties and personnel as Purchaser may reasonably request, including the information set forth in Section 3.3 of the Company Disclosure Schedule, to the extent permitted by applicable Law. Purchaser shall use commercially reasonable efforts to minimize any interference with the

Company’s regular business operations during any such access. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, Order, fiduciary duty, duty of confidentiality or binding agreement entered into prior to the date of this Agreement. The Company and Purchaser will use commercially reasonable efforts to cooperate and request waivers or make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
1.4Stockholder Proposals.
(a)The Company shall, through its Board of Directors, recommend to its stockholders at the next annual meeting of the Company following the date hereof or at a special meeting of the stockholders of the Company prior to such annual meeting to approve (i) the issuance of an amount of Class A Common Stock to Purchaser and the Other Investor equal to 20% or more of the pre-Investment issued and outstanding Class A Common Stock and Class B Common Stock, taken together (the “20% Approval”) and (ii) the adoption of the Amended and Restated Certificate of Incorporation (such proposals, together, the “Stockholder Proposals” and such recommendation the “Company Board Recommendation”), and shall include such Company Board Recommendation in the proxy statement relating to such annual meeting (the “Initial Proxy Statement”).
(b)To the fullest extent permitted by applicable Law, the Company agrees that if the requisite approval of the stockholders of the Stockholder Proposals shall not have been obtained at any such Company annual meeting, then, unless this Agreement has been terminated in accordance with its terms, the Company shall use its reasonable best efforts to take all necessary actions to obtain the requisite stockholder approval of the Stockholder Proposals at each subsequent meeting of its stockholders until such approval of each of the Stockholder Proposals has been obtained, including inclusion of the Company Board Recommendation in subsequent proxy statements (each such proxy statement, together with the Initial Proxy Statement, an “Applicable Proxy Statement”).
(c)As promptly as practicable following receipt of the Stockholder Proposals, but in any event on such date, the Company shall (i) cause the Amended and Restated Certificate of Incorporation to be duly executed and filed with the Secretary of State of the State of Delaware in accordance with, and in such form as is required, by the Delaware General Corporate Law (the “DGCL”) and (ii) deliver and tender, or cause to be delivered or tendered, as applicable, any fees and make all other filings or recordings required under the DGCL in connection with such filing, which shall become effective at upon such filing date.
1.5Most Favored Nation. To the extent (a) the Company enters into any amendment to, or modification of, the Other Investment Agreement or any other agreement or arrangement with the Other Investor or any of its Affiliates (each, an “MFN Party”) as of the date hereof, including any side letter or similar arrangement after the date hereof (an “Amended Arrangement”)and (b) such Amended Arrangement has the effect of establishing rights under, or altering or supplementing the terms of, the Amended and Restated Certificate of Incorporation or any Other Investment Agreement or any other agreement to which the Company and the Other Investor or any of its Affiliates is a party as of the date hereof, in a manner that would (i) provide the MFN Party with rights that are more favorable than the rights of Purchaser, (ii) make any securities issued to any MFN Party Senior Securities (as defined in the Series A Certificate of

Designations) relative to the Series A Preferred Stock or (iii) make any securities issued to any MFN Party, other than the Series C Preferred Stock, Parity Securities (as defined in the Series A Certificate of Designations), with the Series A Preferred Stock, the Company shall, in any such case, promptly and in good faith disclose such Amended Arrangement to Purchaser. In connection therewith, Purchaser shall be offered the opportunity to receive the same rights and/or seniority granted by the Company in any such Amended Arrangement, whether entered into as of the date hereof or hereafter (in the case of seniority, in a manner that preserves the seniority of the Series A Preferred Stock and the Series C Preferred Stock relative to all other classes of outstanding Capital Stock). Purchaser shall be deemed to reject any such offer, unless, within twenty (20) business days after receiving the final execution version of such Amended Arrangement, it delivers written notice to the Company accepting some or all of the additional rights offered in such Amended Arrangement. However, if Purchaser accepts any such offer, in whole or in part, the Company shall promptly enter into such agreements, including any relevant amendments or modifications of existing agreements, which Purchaser may reasonably request. For the avoidance of doubt, nothing herein shall override or otherwise limit any approval rights of the Series A Preferred Stock pursuant to the Series A Certificate of Designations.
1.6Restricted Activities. Pursuant to the terms of Schedule 3.6(a) of the Company Disclosure Schedule:
(a)neither the Company nor any of its Subsidiaries shall acquire any of the interests or engage in any of the activities set forth in Section 3.6(a) of the Company Disclosure Schedule; and
(b)neither the Company nor any of its Subsidiaries nor any other person directly or indirectly “controlled” (as defined in the Investment Company Act) by the Company shall serve or act in the capacities set forth in Section 3.6(b) of the Company Disclosure Schedule.
1.7Additional Matters. Prior to the Closing, the Company shall comply with the covenant set forth on Schedule 3.7.
1.8Voting Matters. Prior to the next annual meeting of the Company following the date hereof, the Company shall use its commercially reasonable efforts to obtain executed copies of the Voting Agreements from the holders of a majority of the then outstanding Class A Common Stock and Class B Common Stock of the Company; provided, that in no event shall the Company or any of its Affiliates be required to pay any sums of money or make any concession therefor or otherwise agree to any action that would adversely affect its or its Affiliate’s businesses or operations.
ARTICLE IV

ADDITIONAL AGREEMENTS
1.1Reservation for Issuance. The Company will reserve that number of shares of Class A Common Stock and Non-Voting Class C Common Stock as are sufficient for issuance upon exercise of the Warrant.
1.2Indemnity.
(a)From and after the Closing and subject to the provisions of this Section 4.2, the Company agrees to indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees from and against any and all Proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) the matter set forth in Section 4.2(a)(3) of the Company Disclosure Schedule.
(b)From and after the Closing and subject to the provisions of this Section 4.2, Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of Purchaser’s representations or warranties in this Agreement or (2) Purchaser’s breach of agreements or covenants made by Purchaser in this Agreement.
(c)A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.2 unless and to the extent that the Indemnifying Party shall have been actually and materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim to the extent then known by the Indemnified Party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that, if the action, suit, claim or proceeding does not seek any injunctive or equitable relief or any criminal penalties, then the Indemnifying Party shall be entitled to assume and conduct the defense thereof at its own expense and through counsel of its choice reasonably acceptable to the Indemnified Party by giving notice of its intention to do so to the Indemnified Party within ten (10) business days of the receipt of such claim notice from the Indemnified Party, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, condition or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (B) provides solely for the payment of money damages and not any injunctive or equitable relief or criminal penalties and (C) does not create any financial or other obligation on the part of an Indemnified Party which would not be indemnified in full by the Indemnifying Party.
(d)The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.2(a)(1) (other than with respect to any Company Fundamental Representations, which shall not be subject to the following limitations), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $75,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.2(a)(1) exceed an amount equal to one percent (1%) of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for the entirety of such Losses. Purchaser shall not be required to indemnify the Indemnified Parties pursuant to Section 4.2(b)(1), (A) with respect to any De Minimis Claim and (B) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.2(b)(1) exceed the Threshold Amount, in which event Purchaser shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The cumulative indemnification obligation of (1) the Company to Purchaser and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) Purchaser or (2) Purchaser to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case pursuant to (i) Section 4.2(a)(1) (other than with respect to breaches or inaccuracies of any Company Fundamental Representations) or Section 4.2(b)(1), as applicable, shall in no event exceed fifteen percent (15%) of the Purchase Price, (ii) Section 4.2(a)(1)-(2) or Section 4.2(b), as applicable, shall in no event exceed an amount equal to the Purchase Price and (iii) to Section 4.2(a)(3) shall be unlimited.
(e)Any claim for indemnification pursuant to this Section 4.2 for breach of any representation or warranty or any covenant or other agreement can only be brought on or prior to the date on which such representation or warranty or covenant or other agreement would otherwise expire pursuant to Section 6.1; provided that if notice of a claim for indemnification pursuant to this Section 4.2 for breach of any representation or warranty or any covenant or other agreement is brought prior to the end of such period, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.
(f)The indemnity provided for in this Section 4.2 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing contained in this Agreement shall limit in any way any such party’s remedies in respect of Fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential, special, incidental, indirect or punitive damages except to the extent (i) such damages (other than punitive damages) were reasonably foreseeable as a result of any breach of any representation, warranty, covenant or agreement set forth herein, or (ii) such damages are awarded to a third party by a court of competent jurisdiction by final judgment not subject to appeal in connection with a third party claim. “Fraud” means actual fraud under the laws of the State of Delaware (and not, for the avoidance of doubt, constructive fraud, equitable fraud or promissory fraud or negligent misrepresentation or omission, or any form of fraud based on recklessness or negligence) with respect to, in the case of the Company, the representations and warranties set forth in Section 2.2 and, in the case of Purchaser, the representations and warranties set forth in Section 2.3.
(g)Any indemnification payments pursuant to this Section 4.2 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable Law.
(h)In all cases in calculating the amount of any Loss with respect to a breach of any representation or warranty set forth herein and for purposes of determining a breach or an inaccuracy, such representations and warranties (other than those representations and warranties set forth in Section 2.2(i)(c)) and shall be read without regard to any materiality qualifier (including any reference to Material Adverse Effect) contained therein.
(i)The amount of any Loss for which indemnification is provided under this Section 4.2 shall be net of (i) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party that is not an Affiliate of such Indemnified Party, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement actually received from any third party that is not an Affiliate of such Indemnified Party as an offset against such Loss (each third party that is not an Affiliate of such Indemnified Party referred to in clauses (i) and (ii), a “Collateral Source”) ; provided that the amount of any Loss for which indemnification is provided under this Section 4.2 shall also be computed on an after-tax basis, which takes into account both any Taxes (including, for the avoidance of doubt, withholding Taxes) paid by an Indemnified Party or its Affiliates with respect to any indemnity payment and any Tax benefit actually realized by such Indemnified Party or its Affiliates that is attributable to such Loss. If the amount to be netted hereunder in connection with a Collateral Source from any payment required under this Section 4.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Section 4.2, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Section 4.2 had such determination been made at or prior to the time of such payment.
(j)The provisions of this Section 4.2 are not intended to permit duplicate recoveries on the same Loss.
1.3Transfer Taxes. Upon the Closing, the Company shall be liable for hundred (100%) of any United States and non-U.S. federal, state, and local sales, use, transfer, excise, stamp, conveyance, documentary transfer, recording, registration, filing or other similar Taxes which are required to be paid in connection with the issuance, sale and transfer of the Securities to be issued, sold and transferred to Purchaser hereunder and the Warrant (“Transfer Taxes”). The parties will use commercially reasonable efforts to cooperate and timely prepare any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Unless otherwise required by applicable Law, the Company will prepare and timely file all Tax Returns with respect to Transfer Taxes. Purchaser will file any other Tax Return with respect to Transfer Taxes required to be filed by the Purchaser. The party that files such Tax Return (“Filing Party”) shall furnish to the other party (“Non-Filing Party”) a copy of any such Tax Return and a copy of a receipt showing payment of any such Transfer Taxes within ten (10) business days of availability of such receipt.

The Non-Filing Party shall pay to the Filing Party all Transfer Taxes that it owes pursuant to this Section 4.3 within five (5) business days of written demand from the Filing Party, provided that no payment shall be required more than three (3) days before the Transfer Tax is required to be paid.
1.4Tax Matters.
(a)Unless there has been a change in applicable Law after the date of this Agreement or a “determination” (as defined in Section 1313(a) of the Code) to the contrary, neither the Company nor Purchaser shall treat or report the Series A Preferred Stock as “preferred stock” for purposes of Section 305 of the Code.
(b)The Company shall engage an independent accounting firm or other valuation expert of recognized national standing in the United States, reasonably acceptable to Purchaser, to provide before closing an allocation of the investment among the instruments acquired. Such allocation as determined pursuant to this Section 4.4(b) shall be binding on the Company and Purchaser for all tax purposes.
(c)If, at any time during which any instruments issued in the Investment are owned by the Purchaser or one of its Affiliates, the Company reasonably expects that it will become a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, the Company shall use commercially reasonable efforts to notify the Purchaser in writing of such expected change in tax status before such change in tax status occurs. Subject to 30-day notice by the Purchaser or its Affiliates, and if permitted by applicable Law, the Company acknowledges that the Purchaser and its Affiliates may request, and the Company shall provide within a reasonable period of time but no later than three business days before the date of any disposition by Purchaser or one of its Affiliates of any portion of the Investment, a duly executed statement, pursuant to Treasury regulations Sections 1.897-2(h) and 1.1445-2(c), which shall confirm that an interest in the Company is not and has not been a United States real property interest (within the meaning of Section 897(c) of the Code and Treasury regulations promulgated in connection therewith) because the Company is not, and has not been, a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code and the Treasury regulations promulgated in connection therewith) at any time during the applicable period specified by Section 897(c)(1)(A)(ii) of the Code ending on the date specified in the Purchaser’s request. Upon issuance of such statement, the Company acknowledges and agrees to submit a copy of the statement to the IRS, along with a duly executed notice pursuant to Treasury regulations Section 1.897-2(h)(2), and any supplemental statement required pursuant to Treasury regulations Section 1.897-2(h)(5), within 30 days after providing the statement to Purchaser or one of its Affiliates.
1.5Confidentiality.
(a)Purchaser agrees that it shall not disclose any Confidential Information to any person, except that Confidential Information may be disclosed:
(1)to Purchaser’s Representatives or to any financial institution providing credit to Purchaser, to any prospective transferee of Purchaser or to any investor or potential investor or partner of Purchaser or its Affiliates; provided that Purchaser shall be responsible for any use or disclosure of such Confidential Information by such persons that would constitute a breach of this Section 4.5(a) and that any such recipient of Confidential Information is subject to a customary confidentiality agreement (i) with confidentiality obligations no less restrictive than the Confidentiality Agreement, dated as of September 22, 2023, by and between Allianz X GmbH and the Company or (ii) in a form otherwise reasonably satisfactory to the Company in its sole discretion;
(2)to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes to which Purchaser is subject) or regulatory authority or rating agency to which Purchaser or any of its Affiliates is subject or with which it has regular dealings; provided that Purchaser agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and Purchaser shall reasonably cooperate with such efforts by the Company at the Company’s expense, and shall in any event make only the minimum disclosure required by such Law);
(3)if the prior written consent of the Company shall have been obtained;
(4)among the directors of the Company in their capacities as members of the Board of Directors;
(5)to any prospective Permitted Transferee (as that term is defined in the Investor Rights Agreement) of Purchaser and such prospective Permitted Transferees’ Representatives in connection with any proposed Transfer (as that term is defined in the Investor Rights Agreement) that complies with the provisions of the Investor Rights Agreement during any period of time that the Company is not subject to the reporting requirements of the Exchange Act; provided, however, that each such prospective Permitted Transferee has entered into a customary confidentiality agreement (i) with confidentiality obligations no less restrictive than the Confidentiality Agreement, dated as of September 22, 2023, by and between Allianz X GmbH and the Company or (ii) in a form otherwise reasonably satisfactory to the Company in its sole discretion; or
(6)to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement; provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives.
Nothing contained herein shall prevent (i) the use (subject, to the extent possible, to a protective order and to the requirement that Purchaser seek to use the minimum amount reasonably necessary) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or Purchaser or (ii) Purchaser and its Affiliates from purchasing or selling the securities of other institutions in the financial services industry so long as such purchases and sales are effected in accordance with applicable securities Laws. Purchaser shall be subject to the foregoing restrictions for so long as Purchaser is a stockholder of the Company and for a period of one (1) year thereafter.
(b)“Confidential Information” means any information concerning the Company or any persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such persons (including any information regarding any transaction in which the Company or any Subsidiary is or proposes to be engaged, including any information with respect to any other party or proposed party to such transaction) in the possession of or furnished to Purchaser

(including by virtue of its present or former right to designate a director) and the terms of this Agreement; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or its Affiliates, directors, officers, employees, stockholders, investors, members, partners, agents, counsel, auditors, investment bankers, investment or financial advisers or other advisors or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) as shown by written records, was available to Purchaser on a non-confidential basis prior to its disclosure to Purchaser or its Representatives by the Company or (iii) becomes available to Purchaser on a non-confidential basis from a source other than the Company after the disclosure of such information to Purchaser or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another person or (iv) is independently developed by Purchaser without violating any confidentiality agreement with, or other obligation of secrecy to, the Company (and, in the case of any employee of the Company or any Subsidiary, not in connection with their duties as an employee).
1.6Company Opportunities.
(a)The Company understands that Purchaser and its Affiliates are or may become interested, directly or indirectly, in various other businesses and undertakings, some of which may be similar in nature to the business of the Company. The Company agrees that Purchaser and its Affiliates may engage in or possess an interest, directly or indirectly, in any business venture of any nature or description for their own account, independently or with others, and subject to Section 4.6(c) below, may do so without any accountability or any obligation to afford to the Company any opportunity to participate therein. In the event that Purchaser, any Purchaser Nominee and each of its and their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, none of Purchaser, any Purchaser Nominee and each of its and their respective Affiliates shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or to refrain from pursuing or acquiring such corporate opportunity for its own benefit, unless, with respect to a Purchaser Nominee only, failure to take such action, or refrain from doing so, as the case may be, would violate the Board of Directors’ fiduciary duties under applicable Law.
(b)None of Purchaser, any Purchaser Nominee and each of its and their respective Affiliates shall be liable, to the fullest extent permitted by law, to the Company or any of its Subsidiaries or stockholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Purchaser, the Purchaser Nominee and each of its and their respective Affiliates pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, provided that, in the case of the Purchaser Nominee, such Purchaser Nominee has otherwise abided with the requirements of Section 4.6(c).
(c)Notwithstanding Section 4.6(a), if any Purchaser Nominee is presented with any potential transaction or corporate opportunity expressly in his or her capacity as a member of the Board of Directors (a “Company Opportunity”), then such Purchaser Nominee shall be required to first present such Company Opportunity to the Company prior to the Purchaser Nominee’s pursuit of, or investment in, such Company Opportunity, and shall not pursue such Company Opportunity unless and until declined by the Company.

1.7No Recourse. This Agreement may only be enforced against, and any Proceedings (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Other Investment Agreement or the transactions contemplated hereby or thereby, or the negotiation, execution or performance of this Agreement or any Other Investment Agreement or the transactions contemplated hereby or thereby, may be made only against the entities that are expressly identified as the party or parties to such agreement(s). Except for in the case of Fraud, no person who is a past, present or future direct or indirect equityholder, director, officer, employee, incorporator, member, manager, partner, Affiliate, agent, attorney, financing source, assignee or representative of Purchaser or the Company or their respective Affiliates or any former, current or future direct or indirect equityholder, director, officer, employee, incorporator, agent, attorney, representative, partner, member, manager, Affiliate, agent, assignee or representative of Purchaser or the Company, as applicable, (respectively, “Purchaser Affiliates” and “Company Affiliates”) shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) to the Company or Purchaser, as applicable, (or their respective Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or the transactions contemplated hereby, or for any claim based on, in respect of, or by reason of this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, and, except for in the case of Fraud, the Company and Purchaser, as applicable, hereto irrevocably and unconditionally waive and release all such liabilities, claims and obligations against any such Purchaser Affiliates or Company Affiliates, as applicable.
1.8Form D. The Company agrees to timely file a Notice of Exempt Offerings of Securities on Form D with the SEC under Regulation D of the Securities Act with respect to the Securities and provide a copy thereof promptly upon request of Purchaser.
1.9Use of Proceeds. The Company shall only use the net proceeds from the sale of the Securities hereunder to fund strategic acquisitions by the Company and its Subsidiaries as approved by the Transaction Committee, to the extent required pursuant to the procedures in the Transaction Committee Charter.
ARTICLE V

TERMINATION
1.1Termination.
(a)This Agreement may be terminated prior to the Closing:
(1)by mutual written agreement of the Company and Purchaser;
(2)by the Company or Purchaser, upon written notice to the other party, in the event that the Closing does not occur on or before August 22, 2024 (the “Termination Date”); provided, that if all of the conditions set forth in Section 1.2(d) shall have been satisfied (other than Section 1.2(d)(1)(B) and conditions that by their nature are to be satisfied at the Closing) or waived on or prior to such date, the Termination Date shall automatically extend until the date that is three (3) months following the initial Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 5.1(a)(2) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(3)by either the Company or Purchaser (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a material breach of any of the obligations, covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, in the case of a termination by Purchaser, or Purchaser in the case of a termination by the Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 1.2(d)(2), in the case of a termination by Purchaser, or Section 1.2(d)(3)(A) and Section 1.2(d)(3)(B), in the case of a termination by the Company, as the case may be, and which is not cured within the earlier of the Termination Date and thirty (30) days following written notice by the terminating party, or by its nature or timing cannot be cured during such period; or
(4)by the Company or Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any Order or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable.
1.2Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than this Section 5.2 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement or for Fraud by such party occurring prior to such termination.
ARTICLE VI

MISCELLANEOUS
1.1Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of fifteen (15) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect, including in respect of Section 4.2; provided, however, that the Company Fundamental Representations shall survive until the date that is sixty (60) days following expiration of the applicable statute of limitations. The covenants set forth in Section 3.2, Section 3.3 and Section 3.4 shall survive until the date that is one hundred eighty (180) days following the Closing and, except as otherwise provided herein, all other covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.
1.2Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.
1.3Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party, and, in the case of a waiver, such writing must make express reference to the provision or provisions subject to such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party, in whole or in part, to the extent permitted by applicable Law. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
1.4Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
1.5Governing Law.
(a)This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of Law.
(b)Each party agrees that it will bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such Proceeding will be effective if notice is given in accordance with Section 6.7.
1.6WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.
1.7Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or if by email, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company, to:

AlTi Global, Inc.
Attn: Michael Tiedemann, Kevin Moran
520 Madison Avenue, 26th Floor
New York, New York 10022
Email: mt@tiedemannadvisors.com, kevin.moran@alti-global.com with a copy (which copy alone will not constitute notice) to:

AlTi Global, Inc.
Attn: Colleen Graham, General Counsel
520 Madison Avenue, 26th Floor
New York, New York 10022
Email:colleen.graham@alti-global.com
and

Cadwalader Wickersham & Taft LLP
Attn: William P. Mills
200 Liberty Street
New York, New York 10281
Email: william.mills@cwt.com
If to Purchaser:

Allianz Strategic Investments S.à.r.l.
Attn: Lars Junkermann, Stefan Nelkel
2A, rue Albert Borschette
L-1246 Luxembourg, Grand Duchy of Luxembourg
Email: lars.junkermann@allianzinvestments.lu, stefan.nelkel@allianzinvestments.lu with a copy (which copy alone will not constitute notice) to:

Allianz X GmbH
Attn: Dr. Nazim Cetin, Dr. Jonathan Wennekers
Leopoldstr. 28A
80802 Munich, Germany
Email: nazim.cetin@allianz.com, jonathan.wennekers@allianz.com
and

Allianz X North America LLC
Attn: Alexander de Kegel
1633 Broadway, 42nd Floor
New York, NY 10019
Email: alexander.de-kegel@allianz.com

and a copy (which copy alone will not constitute notice) to:

Sullivan & Cromwell LLP
Attn: C. Andrew Gerlach
125 Broad Street
New York, NY 10004
Email: gerlacha@sullcrom.com
1.8Entire Agreement, Etc. (a) This Agreement, the Investor Rights Agreement, the Other Investment Agreement and the Supplemental Investment Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of Law or otherwise, and any attempted assignment in contravention hereof being null and void; provided that Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve Purchaser of its obligations hereunder.
1.9Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. The rule known as the ejusdem generis rule shall not apply to this Agreement, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. Whenever this Agreement states that documents or other information have been “made available” or “provided to” the Purchaser, such words shall mean that such documents or information referenced are Previously Disclosed or have been posted in the virtual data room hosted by SafeLink titled “AlTi Global - Allianz” at least three (3) days prior to the date hereof. Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. In addition, the following terms are ascribed the following meanings:
(a)the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;
(b)the word “or” is not exclusive;

(c)the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
(d)the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
(e)“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in Munich, Germany are authorized or required by Law or other governmental action to close;
(f)“person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;
(g)to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the persons set forth on Section 6.9(g) of the Company Disclosure Schedules;
(h)currency amounts referenced herein are in U.S. Dollars;
(i)any capitalized term used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning given to them as set forth in this Agreement;
(j)all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP; and
(k)any agreement or instrument referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and all attachments thereto and instruments incorporated therein.
1.10Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
1.11Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
1.12No Third-Party Beneficiaries. Except as otherwise provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any benefit right or remedies, except that the provisions of Section 4.2 shall inure to the benefit of the persons referred to in that Section 4.2.
1.13Public Announcements. Each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable Law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcements or statements made after the date of this Agreement in compliance with this Section 6.13. The Company or Purchaser, as applicable, shall not issue a public release or announcement or statement, or otherwise issue any communication, which includes Purchaser’s or the Company’s, as applicable, name or any of their respective Trademarks without the prior written consent of Purchaser or the Company, as applicable, except as required by applicable Law or the rules or regulations of any applicable Governmental Entity or stock exchange to which Purchaser or the Company, as applicable, is subject, in which case Purchaser or the Company, as applicable, shall consult with Purchaser or the Company, as applicable about, and allow Purchaser or the Company, as applicable, reasonable time to comment on, such release or announcement in advance of such issuance.
1.14Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or equity. Each party further waives any (a) defense in any Proceeding for specific performance that a remedy at Law would be adequate and (b) requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.
ALTI GLOBAL, INC.
By:    /s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Director
ALLIANZ STRATEGIC INVESTMENTS S.À.R.L.
By:    /s/ Jens Reinig
Name: Jens Reinig
Title: Director
By:    /s/ Stefan Nelkel
Name: Stefan Nelkel
Title: Director

[Signature Page to Investment Agreement]

SCHEDULE A
INDEX OF DEFINED TERMS
Term    Location of
Definition
20% Approval    50
Advisory Agreement    35
Affiliate    64
Agreement    1
Amended and Restated Certificate of Incorporation    5
Applicable Proxy Statement    50
Authorized Preferred Stock    9
BD Compliance Policies    38
Blue Sky Laws    12
Board Actions    6
Board of Directors    11
Brokerage Services    38
Broker-Dealer    37
Broker-Dealer Entity    37
business day    64
Business Systems    23
CEA    39
CFTC    39
Chosen Courts    61
Class A Common Stock    1
Class A Common Stock Price Per Share    2
Class B Common Stock    9
Clients    35
Closing    2
Closing Date    3
Code    18
Collateral Source    54
Company    1, 7
Company Affiliates    58
Company Board Recommendation    50
Company Disclosure Schedule    7
Company Fundamental Representations    4
Company Governmental Agreement    21
Company Material Contracts    27
Company Non-U.S. RIA Entities    32
Company Opportunity    58
Company Permits    13
Company Plan    17
Company Registered IP    22
Company Reports    14
Company RIA Entities    32
Company U.S. RIA Entities    32
Company’s knowledge    64
Company-Owned IP    22
Confidential Information    57
control    64
controlled by    64
Copyrights    22
De Minimis Claim    53
SCH. A-1

DGCL    50
Disabling Devices    24
Disqualification Event    43
ERISA    18
ERISA Affiliate    18
Exchange Act    12
Exempt CPO/CTA Entities    39
FCM    40
Filing Party    55
FINRA    37
Fraud    54
Fund    35
GAAP    7
Governmental Entity    3
Indemnified Party    52
Indemnifying Party    52
Initial Proxy Statement    50
Institutional Accredited Investor    16
Insurance Policies    29
Intellectual Property    22
Investment    1
Investment Advisers Act    35
Investment Advisory Services    35
Investment Company Act    34
Investor Rights Agreement    1
IRS    19
knowledge of the Company    64
Law    3
Leased Real Property    21
Leases    21
Liens    10
Losses    51
Material Adverse Effect    7
Money Laundering    31
NFA    39
Non-Filing Party    55
Order    3
Organizational Documents    9
Other Investment Agreement    1
Other Investor    1
Patents    22
Permitted Liens    11
person    64
Personal Information    24
Preferred Stock Price Per Share    2
Previously Disclosed    7
Prior Audited Financial Statements    14
Privacy and Data Security Laws    24
Privacy and Data Security Requirements    24
Proceedings    14
Purchase Price    2
Purchased Stock    1
Purchaser    1
Purchaser Affiliates    58
SCH. A-2

Registered Fund    34
Remedies Exceptions    11
Representatives    57
Restricted Person    31
Rule 506(d) Related Party    43
Sanctioned Country    31
Sanctions Authority    31
Sanctions Laws    31
SEC    12
Securities    1
Securities Act    12
Series A Preferred Stock    1
Shares    9
Software    22
Stockholder Proposals    50
Subsidiary    8
Supplemental Investment Agreement    2
Takeover Statute    27
Tax    26
Tax Return    27
Taxes    26
Termination Date    59
Threshold Amount    53
Trade Secrets    22
Trademarks    22
Transaction Committee    6
Transaction Committee Charter    6
Transfer Taxes    55
under common control with    64
Voting Agreements    1
Warrant    1
SCH. A-3

Strictly Confidential

SCH. A-4
USActive 60251568.7
USActive 60251568.9
4863-9880-9498 v.13

EXHIBIT A
FORM OF INVESTOR RIGHTS AGREEMENT
A-1

EXHIBIT B
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
B-1

EXHIBIT C
FORM OF TRANSACTION COMMITTEE CHARTER

(i)This Transaction Committee Charter was adopted by the Board of Directors of AlTi Global, Inc. on [●], 2024.
I.General Statement of Purpose
The purposes of the Transaction Committee of the Board of Directors (the “Committee”) of AlTi Global, Inc. (the “Company”) are to assist the Board of Directors (the “Board”) in reviewing and assessing all proposals, plans or recommendations by the Company’s management with respect to any (i) potential or proposed merger, acquisition, investment (including minority investments and investments into any funds), (ii) material asset purchase (including the hiring of groups of key employees of target businesses in lieu of acquiring legal entities or property) (with such threshold of “material” as determined by the Committee from time to time), (iii) divestiture or disposition of a material asset or a material portion of any business (with such threshold of “material” as determined by the Committee from time to time), and (iv) financing of any of the foregoing, including, for the avoidance of doubt, any Transaction (as that term is defined in the Capital Allocation & Joint Venture Committee Charter) recommended by the Capital Allocation & Joint Venture Committee of the Company (each, a “Transaction Proposal”). Any Transaction Proposal of the Company must be submitted by the Company’s management to the Committee prior to being pursued. Additionally, the Committee shall have the right to review and assess any proposals or recommendations by the Company’s management to hire certain advisors, as described in Section IV.C. Notwithstanding the foregoing, (a) any merger or consolidation of the Company with or into another person or entity, a merger or consolidation of another person or entity with or into the Company or the sale, transfer, or lease of all or substantially all of the assets of the Company, any recapitalization or reclassification of the Company or any other transaction that would result in a change of control of the Company and (b) any employment or staffing decisions made in the ordinary course of business that do not result in (1) the expansion of the Company’s existing business into new business lines or products or (2) the expansion of the Company’s current geographic operations into new geographic markets subject to regulatory regimes to which the Company is not already subject, including the solicitation and hiring or termination of employees or any retention arrangements, are not subject to the review of the Committee.
II.Composition
A.Voting Members.
The Committee shall have four (4) voting members, comprising: (1) the Chief Executive Officer (“CEO”) of the Company, so long as such CEO is a Director, (2) an Investor Designee (as that term is defined in the Investor Rights Agreement, dated as of [●], 2024, by and between the Company and Allianz Strategic Investments S.à.r.l. (the “Investor”)) for so long as the Investor is permitted to designate at least one Investor Designee on the Board, (3) the Shareholder Designee (as that term is defined in the Investor Rights Agreement dated as of January 3, 2023, by and between Cartesian Growth Corporation and IlWaddi Cayman Holdings

(“IlWaddi”)) for so long as IlWaddi is permitted to designate at least one Shareholder Designee on the Board and (4) the Chairperson of the Audit, Finance and Risk Committee of the Board.
Each member of the Committee shall serve for such term or until earlier resignation, removal, or death. In the case of the Investor Designee and Shareholder Designee such member of the Committee may be replaced or removed by its designating party with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the Committee. Vacancies, for whatever reason, may be filled only by the Board; provided, however, that in the case of a vacancy of an Investor Designee and the Shareholder Designee, such vacancy must be filled, to the extent possible, by an alternative Investor Designee or Shareholder Designee, respectively. The Board shall designate one member of the Committee to be Chair (the “Chair”) of the Committee.
Any member of the Committee shall abstain from voting on any Transaction Proposal in which he or she, or, in the case of (x) the Investor Designee, the Investor or (y) the Shareholder Designee, IlWaddi has a conflict of interest.
B.Non-Voting Observers:
In addition to the voting members, CWC AlTi Investor LLC (“CWC”) for so long as CWC is permitted, pursuant to the Investment Agreement, dated as of February 21, 2024, by and between CWC and the Company, to designate a non-voting observer to the Committee shall be permitted to designate one (1) non-voting observer to attend any meetings of the Committee (each an “Observer”).
The Observer may be replaced or removed by its designating party with or without cause. Resignation or removal of a Director or observer from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, as an Observer.
The Chair shall furnish, or cause to be furnished, to each Observer (a) notice of Committee meetings no later than, and using the same form of communication as, notice of Committee meetings are furnished to the members, and (b) copies of the materials with respect to meetings of the Committee which are furnished to Committee members no later than such materials are furnished to such members; provided that failure to deliver notice or materials to an Observer in connection with such Observer’s right to attend and/or review materials with respect to any Committee meeting shall not impair the validity of any action taken by the Committee at such meeting. Notwithstanding the foregoing, the Committee reserves the right to exclude any Observer from access to any materials provided to the Committee members or meeting or portion thereof if the Committee believes that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information, to comply with regulatory restrictions, or otherwise to prevent any material harm or detriment to the Company.
For the avoidance of doubt, the Observers shall not count for purposes of determining a quorum and shall not vote on any matter presented to the Committee.
III.    Meetings
The Committee shall meet on an ad hoc basis and will endeavor to meet within five (5) business days of receipt of a Transaction Proposal. The Committee can meet in person or by video or telephone conference or such other means by which all participants in the meeting can hear each other. A majority of the members of the Committee shall constitute a quorum for purposes of holding a meeting and the Committee may act by vote of a majority of members present at a meeting, subject to the limitations set forth in Section IV.D, as applicable. The Committee may act by unanimous written consent (which may be communicated by email) in lieu of a meeting. The Chair, in consultation with the other members and management, shall set meeting agendas consistent with this Committee Charter (the “Charter”). The Committee will keep adequate minutes of its meetings and proceedings and records of unanimous written consents, and will report on its activities and actions at the subsequent regular Board meeting.
IV.Responsibilities and Authority
A.Review of Charter. The Committee shall review and reassess the adequacy of this Charter annually and submit any proposed amendments or modifications to the Board for approval; provided, however, than any such amendment is contingent upon the approval of the Investor Designee for so long as the Investor is permitted to designate at least one Investor Designee.
B.Annual Performance Evaluation of the Committee. At least annually, the Committee shall evaluate its own performance and report the results of such evaluation to the Board.
C.Advisor Engagement Proposal. The Committee shall have the right to review and, by majority vote or unanimous written consent, approve any proposal from the Company’s management to (i) hire any legal, financial, accounting, commercial and other professional advisors on behalf of the Company to advise on or otherwise diligence the transactions described in any Transaction Proposal or (ii) otherwise incur external expenses or costs with respect to the transactions described in any Transaction Proposal (each, an “Advisor Engagement Proposal”).
D.Matters Relating to Transaction Proposals:
1.This Charter contemplates five stages in Transaction Proposal activity: (i) initial engagement and exploratory discussions; (ii) valuation discussions; (iii) execution of a non-binding letter of intent, term sheet or the like; (iv) execution of a binding letter of intent, term sheet or the like, a binding offer or definitive agreements; and (v) integration and performance of consummated transactions. The Company’s management shall, subject to Section IV.C, have the authority to engage in initial engagement and exploratory discussions for any Transaction Proposal and shall report these discussions to the Committee as discussions progress to a point where a Transaction Proposal appears to be a reasonable possibility. Additionally, the Company’s management shall, subject to Section IV.C, have the authority to engage in non-binding valuation discussions with the relevant counterparty in respect of any Transaction Proposal. Prior to the execution of any (i) non-binding letter of intent, term sheet or the like and (ii) any binding letter of intent, term sheet or the like, any binding offer, or any definitive agreements with regard to any Transaction Proposal, the Company’s management shall submit such Transaction Proposal to the Committee for approval. Together with the submission of any Transaction Proposal to the Committee, the Company’s management shall, subject to Section IV.C, provide the Committee with a written short-form analysis describing all relevant key considerations of the legal, compliance, risk management, treasury, accounting, tax, strategy and information technology and cybersecurity department with respect to such Transaction Proposal in a form reasonably acceptable to the Committee (each, a “Transaction Analysis”). The Company’s management may, to the extent reasonably practicable, submit to the Committee an Advisor Engagement Proposal together with a Transaction Proposal to enter into non-binding term sheets, letters of intent or the like as a combined proposal which shall be subject to the Committee’s approval in accordance with this Section D only.
2.In order for the Company’s management to proceed with implementing, executing, or otherwise pursuing execution of (i) non-binding letters of intent, term sheets or the like and (ii) binding term sheets, letters of intent, commitment letters, binding offers or definitive transaction or financing agreements with regard to any Transaction Proposal, the following approvals from the Transaction Committee must be received following receipt by the Committee of the relevant Transaction Analysis:
a.In the case of a Transaction Proposal with a total consideration or equity value equal to or greater than $175,000,000, a minimum of three members of the Committee including the Investor Designee must vote in favor of such Transaction Proposal;
b.In the case of a Transaction Proposal with a total consideration or equity value less than $175,000,000 but equal to or greater than $10,000,000, a minimum of any three members of the Committee must vote in favor of the Transaction Proposal; and
c.In the case of one or more Transaction Proposal(s) with a total consideration or equity value of less than $10,000,000 per annum, the Committee shall be informed of the Transaction Proposal and each member of the Committee shall have a two business day period in which to request that the Transaction Proposal be put to a vote of the Committee. If the Transaction Proposal is put to a vote of the Committee, a minimum of any three members of the Committee must vote in favor of the proposal. If no such request is made within the two business day period, no approval from the Committee is required.
3.Notwithstanding the approvals required in Section IV.D.(2)(a) above, in the event the Investor Designee is required to abstain from the deliberations of the Committee pursuant to Section II.A above, such Transaction Proposal shall not be submitted to the Committee and shall be submitted to the full Board for approval.

4.To the extent the Committee has voted in favor of a Transaction Proposal, such Transaction Proposal shall be submitted to the Board for further consideration in accordance with the Board’s policies, practices and directions. Approval of a Transaction Proposal by the Committee shall be deemed a recommendation from the Committee that the Board approve such Transaction Proposal. For the avoidance of doubt, to the extent the Committee votes against a Transaction Proposal, such Transaction Proposal shall not be submitted to the Board for further consideration.
5.Following receipt of the requisite Committee approval, the Company’s management may determine not to pursue any such Transaction Proposal with notice and authorization by the Board (if the Board has authorized the transaction); provided, that in the event of any material changes to such Transaction Proposal, the requisite Committee approval as described in Section IV.D.(2) must be sought again prior to implementation of such revised Transaction Proposal.
6.Following the consummation of a Transaction Proposal, the Committee shall monitor, review, and evaluate the performance of any consummated Transaction Proposal with the Company’s management, as applicable, and assess the relative success of the transaction.
7.The thresholds set forth in Section IV.D.(2) shall be reviewed and reassessed by the Board at least annually commencing July 1, 2025. The Board may amend this Charter, including the thresholds set forth in Section IV.D.(2); provided, however, than any such amendment is contingent upon the approval of the Investor Designee for so long as the Investor is permitted to designate at least one Investor Designee.
E.General:
1.The Committee may establish and, by its unanimous approval, delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities, to the extent this is consistent with the Company’s Governing Documents and any applicable law.
2.The Committee shall make regular reports to the Board on matters for which it has responsibility.
3.In carrying out its responsibilities, the Committee shall be entitled to rely on advice and information it receives from the Company’s management and any experts, advisors and professionals with whom it may consult.
4.The Committee shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company meet with the Committee or its members or advisors.

5.The Committee may provide the Board with such additional information and material as it may deem necessary to make the Board aware of any Transaction Proposal that requires the attention of the Board.
6.The Committee may perform such other functions the Board may request from time to time.
7.The Committee may delegate its authority to the Chair when the Committee deems such delegation appropriate and in the best interests of the Company.
Notwithstanding the foregoing, nothing in this Charter or in any Board-adopted resolution or policy related to this Committee’s duties or actions shall modify any duty expressly reserved for the Board under the Company’s incorporation documents, bylaws, charters of other Board committees or under any applicable law.

EXHIBIT D
SERIES A PREFERRED CERTIFICATE OF DESIGNATION
D-1

EXHIBIT E
SERIES B PREFERRED CERTIFICATE OF DESIGNATION
E-1

EXHIBIT F
FORM OF WARRANT
F-1

EXHIBIT G
FORM OF VOTING AGREEMENT
G-1

EXHIBIT H
FORM OF THIRD AMENDMENT TO CREDIT AGREEMENT

H-i